Exhibit 15.4

ENFORCEMENT DECREE OF

THE TELECOMMUNICATIONS BUSINESS ACT

As amended by Enforcement Decree No. 25062 of Jan. 7, 2014, effective Feb. 14, 2014

Chapter 1. General Provisions

Article 1 (Purpose)

The purpose of this Decree is to provide for matters delegated under the Telecommunications Business Act and matters necessary for its enforcement.

Article 2 (Contents of Universal Service)

(1) Pursuant to Article 4(3) of the Telecommunications Business Act (the “Act”), the contents of universal services shall be as follows.

1.	Wire telephone services;

2.	Telephone services for emergency communications; and

3.	Services of which fees are reduced or exempted for the disabled and the low income class.

(2) The detailed contents of universal services under paragraph (1) shall be as follows. <Amended on Mar. 23, 2013>

1.	Wire telephone services are telephone services within an area publicly notified by the Minister of Science, ICT (information, communication, technology) and Future Planning based on methods and conditions of use (the “Calling Area”), falling under any one of the following:

(a)	a local telephone service which is a telephone service (excluding, throughout this Enforcement Decree, the island communication service referred to in (c) below) enabling communication through subscription telephones;

(b)	a local public telephone service which is a telephone service enabling communication through public telephones; or

(c)	an island communication service which is a telephone service enabling radio communication between shore and an island or between islands.

2.	Telephone services for emergency communications are telephone services necessary for maintaining social order and securing human life, falling under any of the following:

(a)	a special telephone number service, among the key communications services, publicly notified by the Minister of Science, ICT and Future Planning; or

(b)	a wireless telephone service for vessels which is a telephone service, among the key communications services, enabling communication between shore and a vessel or between vessels.

3.	Services of which fees are reduced or exempted for the disabled and the low income class are services offered to the disabled and the low income class for the purpose of improving social welfare, falling under any of the following:

(a)	a local telephone service and a telephone service between the Calling Areas (the “Long Distance Telephone Service”);

(b)	a directory assistant service which is a service incidental to a local telephone service and the Long Distance Telephone Service;

(c)	a mobile telephone service, a personal communication service, IMT-2000 service or a LTE service among the key communications services; or

(d)	an Internet subscriber connection service;

(e)	an Internet phone service.

(f)	Mobile Internet Service

(3) Any of the following shall be entitled to the services of which fees are reduced or exempted pursuant to subparagraph 3 of paragraph (2); provided, however, that the services for which fees are reduced or exempt pursuant to subparagraph 8 below shall be limited to the mobile telephone service, the personal communication service, the IMT-2000 service, and the LTE service: <Amended on Mar. 23, 2013>

1.	the disabled under Article 32 of the Welfare of Disabled Persons Act or welfare institutions or groups for the disabled under the same Act. Provided, that a family which includes the disabled as a member of the family shall be exempted from paying service fees of the local phone service, long distance phone service, internet subscriber access service and internet phone service;

2.	special schools under the Elementary and Secondary Education Act;

3.	child welfare institutions under the Child Welfare Act;

4.	the recipients of assistance under the National Basic Livelihood Security Act: Provided that in the event of a local telephone service, the Long Distance Telephone Service, Internet subscriber connection service or Interne Phone Service, households composed of such persons.

5.	the Korean Association of Wounded Soldiers and Police Officials or the Association Commemorating the April 19 Democratic Revolution under the Act on Establishment of Organizations for Persons, etc. of Distinguished Services to the State;

6.	soldiers or policemen wounded in action, soldiers or policemen wounded on duty, wounded activists of the April 19 Revolution, public officials wounded on duty, wounded special contributor to national and social development or wounded anticommunist captive under the Act on Honorable Treatment and Support of Persons, etc. of Distinguished Services to the State. Provided, that a family which includes the disabled as a member of the family shall be exempted from paying service fees of the local phone service, long distance phone service, internet subscriber access service and internet phone service; or

7.	wounded activists of the May 18 Democratization Movement among the persons of distinguished services to the May 18 democratization movement under the Act on Honorable Treatment of Persons of Distinguished Services to the May 18 Democratization Movement. Provided, that a family which includes the disabled as a member of the family shall be exempted from paying service fees of the local phone service, long distance phone service, internet subscriber access service, and internet phone service.

8.	members of a family having at least one of its members fitting any of the descriptions below qualifying as a member of the next needy class under Article 2(11) of the National Basic Livelihood Security Act; and the number of family members eligible for fee reduction or exemption for such family shall be determined by the Minister of Science, ICT and Future Planning:

(a)	a person taking part in the project required for self-support pursuant to Article 9(5) of the National Basic Livelihood Security Act;

(b)	a person having a rare and serious disease as described item (d) of section 3 in Table 2 and is eligible for reduction in his or her share of fees;

(c)	a person receiving disability allowances pursuant to Article 49 of the Welfare of the Disabled Persons Act and a person receiving allowances for raising and protecting disabled children pursuant to Article 50(1) of the same Act; and

(d)	a person requiring protection under Article 5 of the Single-Parent Family Assistance Act, including a person who has ratio of recognized income to minimum living expense of 130 or below to 100.

(e)	A person receiving disability support pension pursuant to Article 10 of the Pension Act for the Disabled.

(g) A person who belongs to the working poor class in the Social Security Information System under Article 37 Paragraph 2 of the Framework Act on Social Security and is relevant to conditions, determined and publicly notified by the Minister of Science, ICT, and Future Planning.

(4) Any person of followings shall apply for the service fees exemption under the Paragraph 2 Subparagraph 3:

1. In case where the service fee is exempt under Paragraph 3 Subparagraph 1, 6, or 7, either a person exempted from paying service fees or a head of a household among members of the family;

2. In case where the service fees exemption is applied under Subparagraph 4, either a person exempted from paying service fees or a head of a household among members of the household;

3. In case where the service fees exemption is applied under situations, other than situations, prescribed in Subparagraph 1 and 2, a person exempted from paying service fees (In case of Paragraph 3 Subparagraph 8, each of members of the household)

(5) The Minister of Science, ICT, and Future Planning shall publicly notify the standard of service fee exemption, prescribed in Paragraph 2 Subparagraph 3, and this public notice shall be based on the consideration of the business scale, the level of service fee, etc., of the service provider.

Article 3 (Designation of Telecommunications Business Operator who Provides Universal Services)

(1) If the Minister of Science, ICT and Future Planning intends to designate a telecommunications business operator who provides universal services (the “Business Operator Providing Universal Services”) under Article 4 (4) of the Act, it can do so after taking into consideration such operator’s opinion. <Amended on Mar. 23, 2013>

(2) A telecommunications business operator who is designated as a Business Operator Providing Universal Services under paragraph (1) shall submit to the Minister of Science, ICT and Future Planning, every year by no later than the last day of the year preceding the provision of the relevant services, a written plan for provision of universal services which includes the method of, and the expenditures for, providing the relevant services. <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Article 4 (Compensation for Losses Incurred through Provision of Universal Services)

(1) The Minister of Science, ICT and Future Planning may have the telecommunications business operators who are not Business Operators Providing Universal Services bear part of the expenses for compensating whole or part of the losses incurred through a provision of universal services by Business Operators Providing Universal Services (the “Compensation For Losses Incurred Through Universal Services”) in proportion to their respective sales. <Amended on Mar. 23, 2013>

(2) A Business Operator Providing Universal Services who intends to receive the Compensation For Losses Incurred Through Universal Services shall submit a report on the actual results of a provision of universal services, including expenditures for, and incomes and losses from, the provision thereof, to the Minister of Science, ICT and Future Planning within three months after the expiration of the relevant fiscal year. <Amended on Mar. 23, 2013>

(3) The Minister of Science, ICT and Future Planning may, if deemed necessary for the verification of the report on the actual results of a provision of universal services submitted pursuant to paragraph (2), consult a professional institution to examine it. <Amended on Mar. 23, 2013>

Article 5 (Universal Services Entitled To Compensation For Losses Incurred Through Universal Services)

(1) The scope of universal services entitled to the Compensation For Losses Incurred Through Universal Services shall be any of the following: <Amended on Mar. 23, 2013>

1.	among local telephone services pursuant to Article 2(2)1(a) hereof, a local telephone service offered in areas where, as a result of provision of such service, the expenditures (meaning, here as well as in subparagraph 2 and Article 6(1) hereof, the expenses calculated in accordance with the method publicly notified by the Minister of Science, ICT and Future Planning considering such factors as the population density, number of lines and efficiency of managing communication lines) exceed the incomes (including, here as well as in subparagraph 2 and Article 6(1) hereof, any indirect advantages such as improved brand value and user preference as a result of provision of universal services);

2.	among local public telephone services pursuant to Article 2(2)1(b) hereof, a local public telephone service offered in areas where, as a result of provision of such service, the expenditures exceed the incomes;

3.	an island communication service pursuant to Article 2(2)1(c) hereof; or

4.	a wireless telephone service for vessels pursuant to Article 2(2)2(b) hereof.

(2) In Article 4 (2) 1 of the Act, “the telecommunications business operators prescribed under the Enforcement Decree of the Act” means value-added communications business operators or regional wireless call operators.

(3) In Article 4 (2) 2 of the Act, “the amount prescribed under the Enforcement Decree of the Act” means 30 billion won.

[Wholly Amended on Feb. 28, 2012]

Article 6 (Methods for Computing the Compensation For Losses Incurred Through Universal Services)

(1) Losses incurred through provision of the universal services prescribed under each of the paragraphs in Article 5(1) hereof shall be the amount of expenses of providing the relevant service less the relevant income.

(2) The provisional Compensation For Losses Incurred Through Universal Services shall be computed by multiplying the amount obtained under paragraph (1) and the rate of compensation for losses determined and publicly notified by the Minister of Science, ICT and Future Planning; provided that, with respect to a wireless telephone service for vessels under Article 5(1)4 hereof, the target amount for efficient management determined and publicly notified by the Minister of Science, ICT and Future Planning shall be the provisional Compensation For Losses Incurred Through Universal Services. <Amended on Mar. 23, 2013>

(3) The Compensation For Losses Incurred Through Universal Services shall be the amount of the provisional Compensation For Losses Incurred Through Universal Services computed pursuant to paragraph (2) subtracted by each of the amounts described below: <Amended on Mar. 23, 2013>

1.	the amount paid by telecommunications business operators providing any of the universal services prescribed under each of the subparagraphs of Article 5(1) hereof based on their sales from telecommunications services other than the relevant universal service provided (excluding value-added communications services); and

2.	the amount computed by the Minister of Science, ICT and Future Planning considering the payment capacity of telecommunications business operators paying for the Compensation For Losses Incurred Through Universal Services (the “Business Operators Paying For Losses”).

(4) The Business Operators Paying For Losses shall pay for the Compensation For Losses Incurred Through Universal Services computed pursuant to paragraph (3) in proportion to their respective sales relating to telecommunications services (excluding value-added communications services).

(5) The Minister of Science, ICT and Future Planning shall determine and announce all other necessary details with respect to the rates by which telephone services fees are reduced or exempted for the disabled and the low income class and the methods for computing the Compensation For Losses Incurred Through Universal Services. <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Chapter 2. Telecommunications Business

Article 7

< Deleted by Enforcement Decree No. 22616 Oct. 1, 2010>

Article 8 (Scope of Premises)

The “premises determined under the Enforcement Decree of the Act” in Article 5(3)2 of the Act means any of the following: <Amended on Mar. 23, 2013>

1.	a building;

2.	a site (limited to that owned by one person or owned through common ownership) and any building located on such site;

3.	two or more buildings possessed by one person and the site on which such buildings are located, limited to those buildings the distance between which is not more than 500 meters; or

4.	any buildings or sites adjacent to the buildings or sites prescribed under paragraphs 1-3 and publicly notified by the Minister of Science, ICT and Future Planning.

[Wholly Amended on Feb. 28, 2012]

Article 9 (Permit Application, etc.)

(1) A person who wishes to obtain a permit under Article 6(1) of the Act may make an application in the name of the representative of a corporation or the representative, such as a shareholder, etc., of a corporation to be established. <Amended by Enforcement Decree No. 22616 Oct. 1, 2010>

(2) The “premises determined under the Enforcement Decree of the Act” in Article 6(2)4 of the Act means the following <Amended by Enforcement Decree No. 22616 Oct. 1, 2010, Amended on Mar. 23, 2013 >

1. matters concerning the suitability of investment plan in advancing telecommunication facilities;

2. matters concerning the stability and expertise of supply plan for key communication services; and

3. matters similar to paragraph 1 or 2 as determined and announced by the Minister of Science, ICT and Future Planning.

Article 10 (Documents to be Attached to Permit Application)

(1) A person who wishes to obtain a permit for a key communications business under Article 6(1) of the Act shall submit to the Minister of Science, ICT and Future Planning a key communications business permit application with each of the following documentation attached thereto: <Amended on Mar. 23, 2013>

1.	articles of incorporation of the corporation (including, throughout this Article 10, the corporation to be incorporated);

2.	shareholder register, or documentation relating to ownership of shares, etc. by shareholders, etc., of the corporation; and

3.	a business proposal.

(2) The Minister of Science, ICT and Future Planning receiving a permit application pursuant to paragraph (1) shall verify the commercial registry extracts by using the public administrative information made available under Article 36(1) of the E-Government Act. <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Article 11

<Deleted by Enforcement Decree No. 22616 Oct. 1, 2010>

Article 12 (Issuance of License)

(1) When permitting a key communications business under Article 6(1) of the Act or modification of license under Article 16(1) of the Act, the Minister of Science, ICT and Future Planning shall issue a key communications business operator’s license upon making recordation of each of the following in a license registry of key communications business operators: <Amended on Mar. 23, 2013>

1.	number and date of license;

2.	title or trade name of the business and name of the representative;

3.	the areas where the telecommunications service is offered;

4.	location of the principal office;

5.	capital or asset valuation amount;

6.	details of major business facilities and equipment and the locations where such facilities and equipment are installed;

7.	details concerning technical personnel; and

8.	any conditions upon which the license is issued.

(2) A key communications business operator whose license, issued pursuant to paragraph (1), is either lost or worn out to the extent it can no longer be used may apply for reissuance of the license to the Minister of Science, ICT and Future Planning by writing the reason for such loss or damage in its application thereto. <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Article 13 (Criteria for Examination of Public Interest Aspect)

(1) The term “public interests as prescribed under the Enforcement Decree of the Act” in parts other than each subparagraph of Article 10 (1) of the Act means the maintenance of national security, public peace and social order.

(2) The term “important management matters, including the key communication provider’s appointment of officer, transfer or business, etc., prescribed under the Enforcement Decree of the Act” in Article 10(1)3 of the Act means the matters falling under each of the following subparagraphs:

1.	appointment and dismissal of the representative director of a key communications business operator, or appointment and dismissal of one third or more of the officers;

2.	transfer and takeover of a key communications business; and

3.	entrance by a key communications business operator into a new key communications business.

(3) The term “case prescribed under the Enforcement Decree of the Act” in Article 10(1)4 of the Act means any of the following.

1.	the case where a de facto change is made in the management right of a key communications business operator by an agreement of shareholders who are not the largest shareholder of such key communications business operator to jointly exercise voting rights; or

2.	the control of the holding company (as that term is defined under Article 2(1)2 of the Monopoly Regulation and Fair Trade Act) of the key communication provider has actually changed hands.

3. In case where the control of the key telecommunications business operator is, in fact, changed since there are any changes in the largest shareholders of the business operator

4. In case where the control of the key telecommunications business operator is actually changed by an agreement, related to the exercise of voting right, by and between a person who is not a shareholder of the business operator and a shareholder of the business operator (or a person who actually controls the business operator).

Article 15 (Procedures for Examination of Public Interest Aspect)

(1) A person who wishes to file a report or request a screening pursuant to Article 10(2) or 10(3) of the Act shall submit to the Minister of Science, ICT and Future Planning documentation indicating each of the following: <Amended on Mar. 23, 2013>

1.	name and address of the person filing a report or requesting a screening (in the case of a corporation, the name and address of (i) such corporation and (ii) the representative of such corporation);

2.	purpose of, and reason for, the report or screening request; and

3.	details of any of the facts falling under each of the subparagraphs of Article 10(1) of the Act.

(2) The Minister of Science, ICT and Future Planning may, where it deems necessary, request for the documentation already submitted to it to be supplemented within a period reasonably fixed. <Amended on Mar. 23, 2013>

(3) Except under special circumstances, with respect to any matter the Minister of Science, ICT and Future Planning referred to the public interest aspect examination committee, the public interest aspect examination committee shall notify the Minister of Science, ICT and Future Planning of the result of its screening within 3 months of the date of such referral. <Amended on Mar. 23, 2013>

(4) The Minister of Science, ICT and Future Planning shall notify the person filing a report or requesting a screening of the result of examination of public interest aspect under paragraph (3). <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Article 16 (Composition etc. of Public Interest Aspect Examination Committee)

(1) The term “related central administrative agencies prescribed under the Enforcement Decree of the Act” in parts other than each subparagraph of Article 11(2) of the Act means the agencies falling under each of the following: <Amended on Mar. 23, 2013>

1.	the Ministry of Strategy and Finance;

2.	the Ministry of Foreign Affairs;

3.	the Ministry of Justice;

4.	the Ministry of National Defense;

5.	the Ministry of Security and Public Administration; and

6.	the Ministry of Trade, Industry and Energy.

7. The Fair Trade Commission

8. The National Police Agency

(2) The term of office of the members shall be two years and consecutive appointment may be permitted; provided that, the term of office of the members who are public officials shall be the period of service in their positions as public officials.

Article 17 (Operation etc. of Public Interest Aspect Examination Committee)

(1) The chairman of the Public Interest Aspect Examination Committee shall represent the Public Interest Aspect Examination Committee and exercise an overall control of its affairs.

(2) If the chairman is inevitably unable to perform his duties, a member previously appointed by the chairman shall act on her or his behalf.

(3) The chairman shall convene and preside over a meeting of the Public Interest Aspect Examination Committee.

(4) Deliberation of a meeting of the Public Interest Aspect Examination Committee shall start by the attendance of a majority of all incumbent members, and its resolution shall require the consent of a majority of those present.

(5) The Public Interest Aspect Examination Committee shall have one secretary general in order to deal with its affairs, but the secretary general shall be appointed by the chairman among the public officials belonging to the Ministry of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

(6) Any matters necessary for the operation of the Public Interest Aspect Examination Committee shall be determined by the chairman through a resolution of the Public Interest Aspect Examination Committee.

[Wholly Amended on Feb. 28, 2012]

Article 18 (Imposition and Payment etc. of Charges for Compelling Execution)

(1) When determining the amount of charges for compelling execution pursuant to Article 13 of the Act, the Minister of Science, ICT and Future Planning shall take into account such factors as the reasons for failure to comply with corrective orders and the scale of benefits to be gained by such failure. <Amended on Mar. 23, 2013>

(2) The date of compliance with corrective orders pursuant to Article 13(2) of the Act shall be determined by the classifications falling under each of the following:

1.	delivery date of shares in the case of disposal of shares;

2.	date of executing a contract in the case of amending details of a contract;

3.	date of suspending the relevant acts in the case of suspending the acts impeding public benefits; and

4.	date of satisfying relevant conditions in the case of conditional performance.

(3) Where the Minister of Science, ICT and Future Planning wishes to impose charges for compelling execution pursuant to Article 13 of the Act, it shall furnish a notification thereof in writing, indicating such matters as the amount of charges for compelling execution per day, reasons for imposition, payment term and receiving agency, methods of raising objections, and agencies to where such objections must be directed. <Amended on Mar. 23, 2013>

(4) Any person who has been notified under paragraph (3) shall pay the charges for compelling execution within 30 days of the date of receiving such notice; provided that, in the event such person is unable to pay the charges for compelling execution within said period due to a natural disaster or other unavoidable circumstances, such person shall pay the charges for compelling execution within 30 days of the day on which said causes have disappeared.

(5) In collecting charges for compelling execution and in the event a corrective order has not been complied with after 90 days elapsed from the date of expiration of the period set by the corrective order, the Minister of Science, ICT and Future Planning may collect charges for compelling execution based on the dates on which each 90 day period elapses from said expiration date. <Amended on Mar. 23, 2013>

(6) Article 49 hereof shall apply mutatis mutandis to any reminder of charges for compelling execution.

[Wholly Amended on Feb. 28, 2012]

Article 19 (Permit to Change)

(1) A person who wishes to obtain a permit to change to a key communications business pursuant to Articles 16 (1) of the Act shall submit to the Minister of Science, ICT and Future Planning an application for a permit to change to a key communications business with supporting documents confirming proposed changes attached thereto: <Amended on Feb. 28, 2012, Amended on Mar. 23, 2013>

(2) The Minister of Science, ICT and Future Planning shall issue public notice with respect to details about application guidelines, submission procedures, submission method, etc. for a permit to change to a key communications business under Article 16(1) of the Act. <Amended on Feb. 28, 2012, Amended on Mar. 23, 2013>

(3) Deleted <October 1, 2010>.

(4) The “material aspects prescribed under the Enforcement Decree of the Act” in Article 16(1) of the Act means each of the following; <Amended on Feb. 28, 2012>

1.	matters concerning changes to key communication business pursuant to Article 6(1) of the Act (including the case where services cancelled under Article 20(1) of the Act are to be resumed); and

2.	matters concerning the permission criteria under Article 6(4) of the Act.

[Title of this Article Amended on Feb. 28, 2012]

Article 20 (Approval Application for Transfer, Merger, etc.)

(1) A person who wishes to obtain approval of the transfer of the whole or part of a key communications business pursuant to Article 18(1)1 of the Act shall submit to the Minister of Science, ICT and Future Planning an approval application for the transfer of a key communications business with each of the following documentation attached thereto: <Amended on Mar. 23, 2013>

1.	a copy of the transfer agreement;

2.	articles of incorporation of the transferor and the transferee, and documentation supporting the transfer;

3.	shareholder register, or documentation related to ownership of shares, etc. by shareholders, etc., of the transferee;

4.	present status of the transferor and the transferee; and

5.	post-transfer business proposal.

(2) A person who wishes to obtain approval of the merger with a corporation that is a key communications business pursuant to Article 18(1)2 of the Act shall submit to the Minister of Science, ICT and Future Planning an approval application for the merger with a key communications business with each of the following documentation attached thereto: <Amended on Mar. 23, 2013>

1.	a copy of the merger agreement;

2.	articles of incorporation of the parties to the merger agreement, and documentation supporting the merger;

3.	shareholder register, or documentation related to ownership of shares, etc. by shareholders, etc., of the corporation that shall continue to exist after the merger or be incorporated through the merger;

4.	present status of the parties to the merger agreement; and

5.	post-merger business proposal.

(3) A key communications business operator who wishes to obtain approval of the sale of telecommunications line facilities and equipment pursuant to Article 18(1)3 of the Act shall submit to the Minister of Science, ICT and Future Planning an approval application for the sale of telecommunications line facilities and equipment with each of the following documentation attached thereto: <Amended on Mar. 23, 2013>

1.	a copy of the sale and purchase agreement concerning telecommunications line facilities and equipment, and other documentation supporting such agreement;

2.	articles of incorporation of the seller and the purchaser, and documentation supporting the sale and purchase;

3.	shareholder register, or documentation related to ownership by shareholders, etc., of the purchaser;

4.	present status of the seller and the purchaser; and

5.	post-sale business proposal.

(4) A person who wishes to own 15% or more of the total outstanding shares of a key communications business operator or become the largest shareholder of a key communications business operator pursuant to Article 18(1)4 of the Act shall submit to the Minister of Science, ICT and Future Planning an approval application for the ownership of shares, or for becoming the largest shareholder, of a key communications business with each of the following documentation attached thereto: <Amended on Mar. 23, 2013>

1.	documentation supporting the share purchase, such as a copy of the share purchase agreement;

2.	articles of incorporation of the share purchaser, or the person seeking to be the largest shareholder, and the counterparty to the share purchase agreement;

3.	present status of the shareholders of the share purchaser, or the person seeking to be the largest shareholder, and the counterparty to the share purchase agreement;

4.	present status of the share purchaser, or the person seeking to be the largest shareholder, and the counterparty to the share purchase agreement;

5.	purpose of, reasons for and an analysis of the effect of acquisition of the shares;

6.	proposal for dual appointment of officers (only when considering dual appointment of an officer of the counterparty); and

7.	post-share acquisition business proposal (only when seeking to become the largest shareholder).

(5) A person who wishes to obtain approval for purchase of shares or execution of an agreement under Article 18(1)5 shall attach the following to an approval application submit them to the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

1. documents confirming the acquisition of managerial control such as copies of share purchase agreement or other agreement, etc.

2. articles of incorporation of the purchaser or the party to the agreement and the counterparty;

3. shareholders registers of the purchaser or the party to the agreement and the counterparty

4. descriptions of businesses of the purchaser or the party to the agreement and the counterparty

5. purposes of and impact analysis of the share purchase or execution of the agreement;

6. a plan for overlapping officers and directors (applicable when such officers or directors also act as officers or directors the counterparty); and

7. a business plan for the period following the-share acquisition or execution of the agreement.

(6) The “premises determined under the Enforcement Decree of the Act” in Article 18(1)5 of the Act means any of the following.

1. where one person alone or together with his specially related persons seek to acquire shares issued by the largest shareholder of a key communications business operator and effectively exercises the voting rights of such largest shareholder;

2. where persons (including specially related persons) with the common aim of controlling a key communications business operator seek to acquire more shares than the voting rights held by the largest shareholder of such key communications business operator;

3. where the control of a key communications business operator is sought by way of business lease, delegation of managerial control or other agreements with the key communications business operator or its largest shareholder; and

4. where a shareholder of a key communications business operator seeks enter into an agreement with other shareholders, except the largest shareholder to exercise jointly more voting rights than the largest shareholder.

(7) A key communications business operator that seeks to receive an approval to establish a corporation to provide part of the key communications services it has provided with the approval under Article 18(1)6 shall attach the following documents to an incorporation approval application and submit them to the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

1. articles of incorporation of the corporation to be incorporated

2. shareholder register, or documentation relating to ownership of shares, etc. by shareholders, etc., of the corporation to be incorporated;

3. business status of the services to be provided (applicable only to the key communications business that already provides the services to be provided by the corporation to be incorporated; and

4. a business plan of the corporation to be incorporated.

(8) The approval application and attachments under paragraphs (1) through (5) and (7) may be submitted electronically.

(9) The Minister of Science, ICT and Future Planning receiving an approval application for transfer, merger, sale, share acquisition or changing the largest shareholder pursuant to paragraphs (1)-(7) shall verify the commercial registry extracts of the party seeking to transfer, merge, sell, become the largest shareholder, acquire shares, execute an agreement or incorporate a corporation by using the public administrative information made available under Article 21(1) of the E-Government Act. <Amended on Mar. 23, 2013>

(10) The Minister of Science, ICT and Future Planning shall issue a key communications business operator’s license upon approving the approval application for transfer, merger or incorporation pursuant to paragraph (1) , (2) or (7). <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Article 21 (Criteria for Major Telecommunications Line Facilities and Equipment)

The “major telecommunications line facilities and equipment prescribed under the Enforcement Decree of the Act” in provisos other than each subparagraph of Article 18(1) of the Act means facilities and equipment for exchange, transmission and wire pursuant to Article 3(1)8-10 of the Regulations on Telecommunications Facilities and Equipment of which the sum of the sales prices is not less than 5 billion won. <Amended by Enforcement Decree No. 22616 Oct. 1, 2010; No. 22616 Jan. 4, 2011>

Article 22 (Report on Sale of Telecommunications Line Facilities and Equipment)

A person who wishes to file a report on sale of telecommunications line facilities and equipment pursuant to provisos other than each subparagraph of Article 18(1) of the Act shall submit to the Minister of Science, ICT and Future Planning a report on sale of telecommunications line facilities and equipment(including electronic application) with each of the following documentation (including electronic application) attached thereto: <Amended on Mar. 23, 2013>

1.	documentation supporting the sale, such as a copy of the sales agreement concerning telecommunications line facilities and equipment;

2.	types, details and prices of the facilities and equipment being sold; and

3.	plans for service provision and user protection subsequent to the sale.

[Wholly Amended on Feb. 28, 2012]

Article 23

<Deleted on Oct. 1, 2010>

Article 24 (Application for a Permit to Suspend Business, etc.)

A person who wishes to obtain authorization to suspend or discontinue business pursuant to Article 19(1) of the Act shall submit to the Minister of Science, ICT and Future Planning each of the following documentation at least 60 days prior to the expected suspension or discontinuation date. <Amended on Mar. 23, 2013>

1.	details of the business to be suspended or discontinued, and drawings of such business’s territories;

2.	documentation indicating details of major telecommunications facilities and equipment relating to the business to be suspended or discontinued;

3.	written permission (only where the whole business is discontinued); and

4.	statement of reasons for such suspension or discontinuation.

5.	notice about the proposed suspension or discontinuation; and

6.	documentation stating a plan for customer protection in connection with the proposed suspension or disconsolation.

[Wholly Amended on Feb. 28, 2012]

Article 25 (Criteria, Procedures, etc. for Revocation of Permits)

(1) The criteria for revocation of permits, cancellation of registration and suspension or discontinuation of business pursuant to Articles 20(2) and 27(3) of the Act are as provided in Table 1 attached hereto. <Amended on Feb. 28, 2012>

(2) <Deleted on Oct. 1, 2010>:

(3) Upon revocation of permits, cancellation of registration or suspension or discontinuation of business under paragraph (1), the Minister of Science, ICT and Future Planning shall issue public notification thereof without delay, and notify the relevant telecommunications business operator in writing. <Amended on Feb. 28, 2012, Amended on Mar. 23, 2013>

[Title of this Article amended on Feb. 28, 2012]

Article 26 (Application for Registration)

(1) A person who wishes to register as a specific communications business operator pursuant to Article 21(1) of the Act shall submit to the Minister of Science, ICT and Future Planning an application (including an electronic application) to register as a specific communications business operator with each of the following documentation (including electronic documentation) attached thereto: <Amended on Mar. 23, 2013>

1.	a business proposal relating to a specific communications business;

2.	articles of incorporation of the corporation (including, throughout this Article, the corporation to be established);

3.	details, installment locations and a network map of major business facilities and equipment;

4.	terms of use containing provisions relating to user protection (including a provision for the aggregated issue amount of prepaid calling cards), and details of, and a management proposal for, an office for user protection; and

(2) The Minister of Science, ICT and Future Planning receiving who receives a registration application pursuant to paragraph (1) shall verify the commercial registry extracts and national technical qualification certificates of the technical personnel by using the public administrative information available pursuant to Article 36(1) of the E-Government Act; provided that, in the event the applicant does not consent to such verification method, such applicant shall be required to attach the relevant documentation copies thereof to its license application. <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Article 27 (Issuance of Certificates of Registration)

(1) Upon receipt of a registration application under Article 26(1) hereof, the Minister of Science, ICT and Future Planning shall verify whether such registration application meets the registration requirements under Article 28 hereof, make recordation of each of the following in a registration registry of specific communications business operators and issue to the applicant a certificate of registration as a specific communications business operator within 30 days of the date of application: <Amended on Mar. 23, 2013>

1.	number and date of registration;

2.	title or trade name of the business and name of the representative;

3.	location of the principal office;

4.	capital;

5.	types of services provided;

6.	details of major business facilities and equipment and the locations where such facilities and equipment are installed;

7.	details concerning technical personnel;

8.	any conditions upon which the registration is authorized.

(2) The Minister of Science, ICT and Future Planning may, where it deems necessary, request for a registration application already submitted to it under Article 26 hereof to be supplemented or revised by no later than 7 days thereafter; provided that, such period may be extended upon request of the applicant and may not count towards the processing time referred to in paragraph (1). <Amended on Mar. 23, 2013>

(3) A specific communications business operator whose certificate of registration, issued pursuant to paragraph (1), is either lost or worn out to the extent it can no longer be used may apply for reissuance of the certificate of registration to the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Article 28 (Registration Requirements for Specific Communications Business)

The registration requirements for a specific communications business pursuant to Article 21(5) of the Act are as provided in Table 2 attached hereto.

[Wholly Amended on Feb. 28, 2012]

Article 29 (Reporting Procedures, etc. of Value-Added Communications Business)

(1) A person who wishes to file a report of a value-added communications business under the former part of Article 22(1) of the Act shall submit to the Minister of Science, ICT and Future Planning a value-added communications business report (including an electronic report) and each of the following documentation (including an electronic report) : <Amended on Mar. 23, 2013>

1.	a network map diagram (including an electronic diagram, but applicable only where new types of value-added communications services are reported and the Minister of Science, ICT and Future Planning deems such diagram to be necessary and requests for it); and

2.	a report about the privacy protection system (applicable only when personal data are handled).

(2) A person who wishes to register a special type of value-added telecommunications business under the former part of Article 22(2) of the Act shall submit to the Minister of Science, ICT and Future Planning an application form for the registration of a special type of value-added telecommunications business operator (including an electronic report) and each of the following documentation (including an electronic report) : <Amended on Mar. 23, 2013>

1. articles of corporation (only for the legal entity including a corporation to be incorporated); and

2. documentation supporting the registration application meets the registration requirements under each of the subparagraphs of Article 22(2) hereof.

(3) the Minister of Science, ICT and Future Planning receiving report under paragraph (1) or registration application under paragraph (2) shall confirm a certificate of details of corporate register through joint use of administrative information under Article 36(1) of the Electronic Government Act. <Amended on Mar. 23, 2013>

(4) When there is an error in a value-added telecommunications business report under paragraph (1) or an application form for the registration of a special type of value-added communications business operator pursuant under paragraph (2) or the documentation attached to such report is insufficient, the Minister of Science, ICT and Future Planning may request for such report or application to be supplemented by no later than 10 days thereafter; provided that, such period may be extended upon request by the person filing the report or applying for the registration. <Amended on Mar. 23, 2013>

(5) Upon receipt of a value-added communications business report under paragraph (1), the Minister of Science, ICT and Future Planning shall issue a report certificate to the person filing such report. <Amended on Mar. 23, 2013>

(6) Upon receipt of a registration application under paragraph (2) hereof, the Minister of Science, ICT and Future Planning shall verify whether such registration application meets the registration requirements under paragraph (9) hereof, make recordation of each of the following in a registration registry of special type of value-added telecommunications business operators and issue to the applicant a certificate of registration as a special-type of value-added telecommunications business operator within 30 days of the date of application: <Amended on Mar. 23, 2013>

1.	number and date of registration;

2.	title or trade name of the business and name of the representative;

3.	location of the principal office;

4.	capital;

5.	types of services provided;

6.	details of major business facilities and equipment and the locations where such facilities and equipment are installed;

7.	any conditions upon which the registration is authorized.

(7) A value-added communications business operator whose report certificate, issued pursuant to paragraph (5) or certificate of registration issued pursuant to paragraph (6), is either lost or worn out to the extent it can no longer be used may apply for reissuance of the certificate of report to the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

(8) “Matters determined by the Presidential Decree such as business plan” under Article 22(2)4 constitutes a business plan and a user protection plan.

(9) The registration requirements for special type of value-added telecommunications business operator under Article 22(2) are shown in Table 3.

[Wholly Amended on Feb. 28, 2012]

Article 30 (Exemption from Value-added Communications Business Operator Report)

(1) The “small-scale value-added communications business meeting the criteria prescribed under the Enforcement Decree of the Act” in the latter part of Article 22 of the Act means value-added communications business operators who provide value-added communications services using the Internet and where the capital is 100 million won or less who satisfy each of the following criteria.

(2) In the event a value-added communications business operator who is exempted from filing a report pursuant to paragraph (1) comes to have more than 100 million won as its capital, such value-added communications business operator shall file a report, within 1 month of the date on which it ceased to satisfy such criteria, to the Minister of Science, ICT and Future Planning in accordance with the former part of Article 22 (1) of the Act. <Amended on Mar. 23, 2013>

[Wholly Amended on Feb. 28, 2012]

Article 30-2 (Reasons for Disqualification from Registration)

“An investor determined by the Presidential Decree” under Article 22(2) means a person falling under each of the following subparagraphs:

1. A person who holds the larger amount of shares for his own account regardless of the title thereof between a person who owns issued shares having the voting right of the corresponding legal entity or shares invested (referred to as “shares, etc.” in this Article) and a person with special relationship falling under any one of the subparagraphs of Article 8 of the Enforcement Decree of the Financial investment Service and Capital Market Act.

2. Any person who owns more than 10/100 of the corresponding legal entity’s shares for his own account regardless of the title thereof or a shareholder who exercises its power on the management of the corporation by way of appointment of executives, etc. and falling under any one of the subparagraphs of Article 9 of the Enforcement Decree of the Financial investment Service and Capital Market Act.

<Newly inserted on Nov. 14, 2011> <Enforcement Date: Nov. 20, 2011>

Article 31 (Amendment of Registration or Report)

(1) “As prescribed under the Enforcement Decree of the Act” in Article 23 of the Act means each of the following:

1.	title or trade name, and address;

2.	representative;

3.	types of services provided;

4.	capital (for specific communications business operators only);

5.	expert personnel (for specific communications business operators only);

6.	user agreements (only for specific communications business operators who concluded an agreement with a key communications business operator using frequency allocated pursuant to the Radio Waves Act);

7.	changes to specific communications business or added-value communications business under Article 21(1), former part of Article 22(1) or paragraph (2) of the same Act (includes cases where businesses which have been subject to partial cancellation of the registration or partial suspension under main bodies of Article 27(1) and (2) are sought to be resumed).

(2) In order to amend any of the information set forth in paragraph (1), an application to register amendment to the specific communications business, or a report of amendment to the value-added communications business or an application ion to register amendment to the special type of value-added telecommunications business (including an electronic application or report), and documentation (including electronic documentation) supporting the relevant amendment shall be submitted to the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

(3) Upon receipt and registration, or receipt and processing, of an application to register amendment or a report of amendment, the Minister of Science, ICT and Future Planning shall issue either a registration certificate on which the relevant amendment is recorded or a report certificate. <Amended on Mar. 23, 2013>

(4) The Minister of Science, ICT and Future Planning receiving an application to register amendment or a report of amendment pursuant to paragraph (2) shall verify the commercial registry extracts or business registration certificate by using the public administrative information available pursuant to Article 36(1) of the E-Government Act; provided that, in the event the applicant or person filing the report does not consent to such verification method, such applicant or person shall be required to attach the corporate registry or business registration certificate to its report. <Amended on Mar. 23, 2013>

<Wholly Amended on Feb. 28, 2012>

Article 32 (Report on Transfer of Business)

(1) A person who wishes to file a report on transfer of a specific communications business or a value-added communications business pursuant to Article 24 of the Act shall within 30 days from the date on which a business transfer agreement is executed submit to the Minister of Science, ICT and Future Planning a business transfer application (including an electronic application) with each of the following documentation (including electronic documentation) attached thereto: <Amended on Mar. 23, 2013>

1.	a copy of the business transfer agreement;

2.	documentation prescribed under each of the subparagraphs of Article 26(1) hereof or Article 29(1) & (2) hereof; and

3.	a registration certificate or a report certificate.

(2) A person who wishes to file a report on merger of a corporation that is either a specific communications business operator or a value-added communications business operator pursuant to Article 24 of the Act shall within 30 days from the date on which a merger agreement is executed submit to the Minister of Science, ICT and Future Planning a merger application (including an electronic application) with each of the following documentation (including electronic documentation) attached thereto: <Amended on Mar. 23, 2013>

1.	a copy of the merger agreement;

2.	documentation prescribed under each of the subparagraphs of Article 26(1) or 29(1) & (2) hereof; and

3.	a registration certificate or a report certificate.

(3) A person who wishes to file a report on inheritance of a value-added communications business operator pursuant to Article 24 of the Act shall within 30 days from the date on which the cause for the inheritance has occurred submit to the Minister of Science, ICT and Future Planning an inheritance report (including an electronic application) with documentation (including electronic documentation) demonstrating that she or he is the heir attached thereto. <Amended on Mar. 23, 2013>

(4) The Minister of Science, ICT and Future Planning receiving a report under paragraphs (1)-(3) shall verify, through the information sharing channel under Article 36(1) of the Electronic Government Act, the commercial registry extracts of the transferor or party to a merger agreement (meaning the existing or newly established corporation), national technical qualification certificates of the technical personnel or a certificate of the heir’s family register; provided that, in the event the person filing the report does not consent to such verification method, such person shall be required to attach the relevant documentation (copies of national technical qualification certificates or a certificate of the heir’s family register) to its report. <Amended on Mar. 23, 2013>

(5) Upon receipt of a report to register on transfer or merger of a specific communications business or a value-added communications business under paragraph (1) or (2), the Minister of Science, ICT and Future Planning shall issue either a specific communications business registration certificate, a value-added communications business report certificate or special type of value-added telecommunications business registration certificate. <Amended on Mar. 23, 2013>

<Wholly Amended on Feb. 28, 2012>

Article 33 (Report on Suspension or Discontinuation of Business)

(1) A person who wishes to file a report on either (i) suspension or discontinuation of a specific communications business or a value-added communications business or (ii) dissolution of a corporation that is a specific communications business operator or a value-added communications business operator pursuant to Article 26(1) shall at least 15 days prior to the expected suspension or discontinuation date submit to the Minister of Science, ICT and Future Planning a report on suspension or discontinuation of a specific communications business or a value-added communications business (including an electronic application) with documentation (including electronic documentation) demonstrating that users have been notified of such suspension or discontinuation attached thereto; provided that, in the event the information contained in any of such documentation can be verified through the public administrative information available pursuant to Article 36(1) of the E-Government Act, such verification may substitute for the relevant documentation. <Amended on Mar. 23, 2013>

(2) A person who wishes to file a report on dissolution of a corporation that is a specific communications business operator or a value-added communications business operator pursuant to Article 26(2) shall submit to the Minister of Science, ICT and Future Planning a report on dissolution of a specific communications business or a value-added communications business (including an electronic application) without delay. <Amended on Mar. 23, 2013>

<Wholly Amended on Feb. 28, 2012>

Chapter 3. Telecommunications Operation

Article 34 (Approval of Terms of Use)

(1) The services for which key communications business operators must obtain approval of terms of use pursuant to the text of Article 28(2) of the Act shall be any of the following: <Amended on Mar. 23, 2013>

1.	Among the key telecommunications services provided by the key communications business operator with the highest market share with respect to the aggregate national sales based on sales from each service in the preceding year, in the unit market, defined in Article 38, the service publicly notified by the Minister of Science, ICT and Future Planning whose public notice is based on consideration of the market scale, the number of users, competition status, etc., ; or

2.	if a key communications business operator providing the service prescribed under subparagraph 1 completes business consolidation with another key communications business operator pursuant to Article 12(1)1 or 12(1)4 of the Monopoly Regulation and Fair Trade Act, the service prescribed under subparagraph 1 provided by such other key communications business operator.

(2) By 31. December each year, the Minister of Science, ICT and Future Planning shall designate and issue public notification of the key communications business operators and services prescribed under paragraph (1); provided that, the Minister of Science, ICT and Future Planning shall designate and issue public notification of the key communications business operators and services falling under subparagraph 2 of paragraph (1) immediately after the date of report on business consolidation thereunder. <Amended on Mar. 23, 2013>

(3) Notwithstanding the provisions under paragraph (1), a key communications business operator who wishes to amend minor aspects of terms of use as prescribed by the Minister of Science, ICT and Future Planning may file a report with the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

<Wholly Amended on Feb. 28, 2012>

Article 35 (Application for Approval of Terms of Use)

A person who wishes to file a report (including a report on amendment) or obtain an approval (including an approval of amendment) on terms of use with respect to telecommunications services pursuant to the proviso of Article 28(1) or (2) of the Act shall submit to the Minister of Science, ICT and Future Planning terms of use containing each of the following with documentation demonstrating the bases for price computation pursuant to Article 28 (4) of the Act attached thereto: <Amended on Mar. 23, 2013>

1.	types and details of telecommunications services;

2.	areas in which telecommunications services are provided;

3.	prices of telecommunications services, including fees and actual expenses;

4.	details concerning the responsibilities of telecommunications business operators and users of telecommunications services; and

5.	any other information necessary the provision or use of the relevant telecommunications services.

<Wholly Amended on Feb. 28, 2012>

Article 36 (Services Entitled to Exemption of Fees)

Telecommunications services entitled to the exemption of fees pursuant to Article 29 of the Act shall be as follows.

1.	Telecommunications services for the communications concerning the rescue of human lives and properties in danger, and the rescue from disasters or for the communications by the victims of disasters;

2.	Telecommunications services for the whole or part of exclusive line communications used by such agencies, in case where the exclusive line communications of agencies which are fully responsible for military, public order and national security, and a part of self-communications network of public institutions under the Enforcement Decree of the Act on the Management of Public Institutions of the State, local governments or government-invested institutions are integrated into the telecommunications net-work of a key communications business;

3.	Telecommunications services for the communications required for military operations in wartime;

4.	Newspapers under the Act on the Promotion of Newspapers, news communications under the Act on the Promotion of News Communications, and telecommunications services for reports by the broadcasting stations under the Broadcasting Act.

5.	Telecommunications services for a communication which is required for facilitating the use, and for diffusing the distribution, of information communications;

6.	Telecommunications services for a communication by those who are in need of the protection for the improvement of social welfare;

7.	Telecommunications services for a communication which is required for the promotion of interchange and cooperation between North and South Korea; and

8.	Telecommunications services for a communication which is specially required for the operation of postal services.

[Wholly amended on Feb. 28, 2012]

Article 37 (Provision of Transmission or Line Facilities and Equipment, etc.)

Pursuant to Article 31(1) of the Act, a CATV broadcasting business operator, signal transmission network business operator or CATV relay broadcasting business operator under the Broadcasting Act may provide transmission or line facilities and equipment or the CATV broadcasting facilities and equipment (the “Transmission or Line Facilities and Equipment, etc.”) to key communications business operators in a manner falling under one of the following:

1.	sale or lease of transmission or line facilities, etc.;

2.	commissioned performance of the communications or exchange operations, etc. by making use of transmission or line facilities, etc.; or

3.	manners corresponding to subparagraphs 1 and 2, which are determined by a consultation between a CATV broadcasting business operator, a signal transmission network business operator, or a CATV relay broadcasting business operator.

[Wholly amended on Feb. 28, 2012]

Article 37-2 (Prepaid phone services and subscription of guarantee insurance)

(1) A key communications services operator that seeks to provide telecommunications services on a prepaid basis (“prepaid phone services”) pursuant to the main body of Article 32(3) shall submit each of the following items to the Minister of Science, ICT and Future Planning, provided that a specific communications business operator shall submit it to the head of the Central Radio Management Office. <Amended on Mar. 23, 2013>

1. a copy of guarantee insurance;

2. data about the aggregate service charges for the prepaid phone services for the pertinent year (“prepaid phone service charges”);

3. guide for the use of the prepaid phone services;

4. other materials specified and announced by the Minister of Science, ICT and Future Planning for prepaid phone services business standards and customer protection, etc.

(2) A telecommunications business operator seeking to provide the prepaid phone services under paragraph (1) shall abide by each of the following: <Amended on Mar. 23, 2013>

1. the prepaid phone services shall be provided within the coverage period of the guarantee insurance;

2. if additional prepaid phone services are to be provided within the coverage period of the guarantee insurance, such additional prepaid phone services shall be provided within the actually used portion of the prepaid phone service charges;

3. if the prepaid phone service charges are to be changed, the guarantee insurance shall be renewed at least 30 days prior to such change. In this case, a copy of the renewed guarantee insurance policy shall be provided to the Minister of Science, ICT and Future Planning or the head of the Central Radio Management Office within 7 days of such renewal;

4. if the services are to be provided after the expiration of the guarantee insurance, the guarantee insurance shall be renewed at least 30 days prior t the expiration date. In this case, financial statements and other materials specified by the Minister of Science, ICT and Future Planning shall be provided to the Minister of Science, ICT and Future Planning or the head of the Central Radio Management Office within seven; and

5. measures to make paragraph (1)3 and 4 easily comprehensible to users shall be taken.

(3) The “amount calculated according to standards specified under the Enforcement Decree of the Act” in the main body of Article 32(3) is an amount not less than 50% of the prepaid phone service charges and determined in accordance with the standards announced by the Minister of Science, ICT and Future Planning, taking into consideration the prepaid phone service provider’s pain-in capital and the prepaid phone service charges. <Amended on Mar. 23, 2013>

(4) The “case specified under the Enforcement Decree of the Act” in the proviso of Article 32(3) means each of the following case:

1. average annual revenue from telecommunication services provided by a telecommunications business operator for the recent 3-year period is 30 billion won or more;

2. aggregate prepaid phone service charges is less than 10% of the annual revenue from telecommunication services provided by a telecommunications business in the past year; and

3. provision of prepaid phone services in the past 3-year period without suspension or discontinuation.

(5) When the beneficiary receives insurance proceeds, such shall be distributed to users within 60 days from the date of receipt under Article 32(4) of the Act, provided that if the distributions payable amount exceeds the insurance proceeds, the insurance proceeds will be distributed in proportion to loss amounts.

(6) business standards and methods concerning the guarantee insurance and insurance proceeds not otherwise specified in paragraph (2) and (5) shall be determined and announced by the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Chapter 4. Promoting Competition In Telecommunications Business

Article 38 (Criteria and Procedures for, and Methods of, Evaluating Competition Status)

(1) When making determination concerning unit markets for the purpose of evaluating competition status pursuant to Article 34(2) of the Act, all of the following factors shall be considered:

1.	demand substitutability and supply substitutability of the services;

2.	geographical scope of the services provided;

3.	transaction stages of the services provided such as retail (meaning transactions between telecommunications business operators and ultimate users of the services provided by such telecommunications business operators) and wholesale (meaning transactions through which telecommunications facilities and equipment, etc., installed to provide wholesale services, are offered to other telecommunications business operators); and

4.	special characteristics of users such as differences in purchasing power and negotiating edge or uniqueness of demand.

(2) Evaluation of competition status with respect to the unit markets determined under paragraph (1) shall be implemented by comprehensively considering each of the following factors:

1.	market structure such as market share and entrance barrier;

2.	response capacity of users such as accessibility of information related to service use and ease of switching service providers;

3.	activities of telecommunications business operators such as those relating to price and quality competition and technology innovation; and

4.	market performances such as the level of price and quality and the size of excess profits made by telecommunications business operators.

(3) Where it deems necessary for evaluating competition status, the Minister of Science, ICT and Future Planning may invite opinions from relevant professionals and related parties. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 39 (Criteria applicable to Key Communications Business Operators, etc.)

(1)	The “key communications business operators satisfying the criteria prescribed under the Enforcement Decree of the Act” in Articles 35(2)3, 39(3)2, 41(3)2 and 42(3)2 of the Act means, the key communications business operators, among key telecommunications business operators with more than 50% of market share with respect to the aggregate national sales based on sales from each service in the preceding year, in the unit market, defined in Article 38, and the key communications business operator publicly notified by the Minister of Science, ICT and Future Planning.

(2) A facility management institution under Article 35(2)3 is a facility management institution whose the aggregate size of facilities, etc. under Article 35(1) (“facilities, etc.”) owned last year or revenue from providing facilities, etc. exceeds certain thresholds announced by the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

(3)

(4) By 31. December, each year, the Minister of Science, ICT and Future Planning shall designate and issue public notification of the key communications business operators prescribed under Articles 35(2)1 and 3, 39(3), 41(3) and 42(3) of the Act and facilities management institution prescribed under Article 35(2)3 of the Act. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 39-2 (Submission of Data on Facilities, etc. and Procedures, etc.)

(1) Each telecommunications business operator and facilities management institution shall provide each of the following to the Minister of Science, ICT and Future Planning by March 31 of each year. <Amended on Mar. 23, 2013>

1. status of facilities, etc., as announced by the Minister of Science, ICT and Future Planning, about the facilities, etc. owned by the telecommunications business operator and facilities management institution; and

2. status of facilities, etc. provided to a telecommunications business operator by a key communications business operator or a facilities management institution.

(2) The Minister of Science, ICT and Future Planning may provide financial support within its budget to expert institutions for their operation under Article 35(6). <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 39-3 (Standards for Providing Obligatory Wholesale Services)

(1) The “telecommunications services of a key communications business operator applicable to the standard prescribed in the Presidential Decree” in Article 38 Paragraph 2 of the Act means services of the key communications business operator with the highest market share of the aggregate domestic revenue on the basis of revenue per service last year in the unit market, defined in Article 38 and services publicly notified by the Minister of Science, ICT and Future Planning. The public notice of the Minister is based on consideration of the market scale, the number of users, competition status, etc., of the telecommunication services

(2) The Minister of Science, ICT and Future Planning shall designate and announce key communications business operators under paragraph (1) by December 31 of each year. <Amended on Mar. 23, 2013>

Article 40 (Report on Accord, etc. concerning Interconnections, etc.)

(1) A person who wishes, under Article 38(5) or 44(1) or (2) of the Act, to file a report on, or obtain an approval of wholesale provision, provision, common use or interconnection of facilities, etc. and equipment or the execution or termination of, or an amendment to, an accord on provision of information shall submit to the Minister of Science, ICT and Future Planning each of the following documentation to the Minister of Science, ICT and Future Planning, provided that in case of termination, only paragraphs 1 and 6 need to be submitted and in case of nominal matters such as no change in service charges, etc. announced by the Minister of Science, ICT and Future Planning, only paragraph 5 needs to be submitted.: <Amended on Mar. 23, 2013>

1.	copy of the accord;

2.	documentation demonstrating the amounts due from, or payable to, the parties to the accord, the computation methods with respect to such amounts and how the accord shall be implemented;

3.	documentation demonstrating wholesale provision, provision, common use or interconnection of, or conditions upon which information shall be provided on, facilities, etc. and equipment, and any other costs related to the accord;

4.	drawings indicating wholesale provision, provision, facilities, etc. provision, common use or interconnection of, or a summary of the information (including outlay of connection grid and connection points) to be provided on, facilities, etc. and equipment; and

5.	documentation comparing the new accord against the old (applicable only to filing of a report of amendment or applying for an approval of amendment).

6.	documentation confirming discontinuation (including electronic documentation)

(2) Upon receipt of documentation under paragraph (1), the Minister of Science, ICT and Future Planning shall examine whether such documentation comply with the criteria for provision, common use, wholesale provision or interconnection of, or provision of information on, facilities, etc. and equipment pursuant to Article 35(3), 37(3), 38(4), 39(2), 41(2) or 42(2) of the Act. <Amended on Mar. 23, 2013>

(3) A key communications business operator that has received approval for execution, amendment or termination of an agreement under Article 44(2) of the Act shall publish details of such on its website. <Newly Inserted by Act No. 22616 Oct. 1, 2010>

(4) Pursuant to Article 65(3) of the Framework Act on Telecommunications, upon receipt of documentation under paragraph (1), the Minister of Science, ICT and Future Planning shall examine whether such documentation complies with the criteria for provision, common use or interconnection of, or provision of information on, telecommunications facilities and equipment pursuant to Article 35(3) of the Act, and whether the private telecommunications facilities and equipment provided were installed by an individual to be used for her or his own telecommunications. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 40-2 (Request for Arbitration)

(1) A person wishing to make a request for arbitration under Article 45(1) of the Act shall attach each of the following documentation to its arbitration application and submit them to the Korea Communications Commission, provided that the item under paragraph 3 shall be submitted only in the case of the request under Article 45(1)3.

1.	documents about overview of the arbitration request;

2.	documents about negotiation between the parties; and

3.	each of the documentation under Article 40(1).

(2) After reviewing the application documents under paragraph (1), the Korea Communications Commission may demand the applicant to submit additional information within a reasonable period of time for any of the following reasons:

1.	in the case where any required document is missing

2.	in the case where any entry in the application and attachments is vague.

(3) If the applicant fails to provide additional information within the time period specified under paragraph (2), the Korea Communications Commission shall return the application along with a reason for such return.

[Wholly amended on Feb. 28, 2012]

Article 40-3 (Arbitration Decision)

(1) An arbitration decision by the Korea Communications Commission shall be made in writing.

(2) The arbitration decision under paragraph (1) shall state the ruling, reason and date of decision, be signed by the Commissioner of the Korea Communications Commission and commission members who attended the arbitration deliberation and be sent to the parties to the dispute.

[Wholly amended on Feb. 28, 2012]

Article 40-4 (Provision of standardized information of the telecommunication service)

(1) The telecommunication service, object to provision of the standardized information under the Article 42 Paragraph 5 of the Act, is as follows:

1.	Voice communication and video communication service (including voice communication service via LTE communication network)

2.	Short message and multi-media message service (including short message and multi-media message service based on the internet protocol multi-media system)

3.	Emergent telephone service

4.	The caller identification service, call restriction service, call transition service, call holding service, and call waiting service

5.	The telecommunication service which requires the information of the standard of the manufacture, supply, import, and distribution, in order to manufacture, supply, import, and distribute the hand terminal under the Article 42 Paragraph 5, and is publicly notified by the Minister of Science, ICT, and Future Planning,

(2) A request for information as to the standard of the telecommunication service under Article 42 Paragraph 5 (hereinafter the “standard information”), shall include provisions, prescribed in following subparagraphs:

1. Name (in case where a company requests for the standard information, company’s name and trade name shall be included) and address of a person who requests for the standard information

2. Scope, use purpose and time for provision of the standard information

(3)	The key telecommunications business operator who provides telecommunications services, by using frequencies, allocated under the Radio Waves Act, shall provide the requested standard information within 7 days from the receipt of the request under Paragraph 2. Provided that it is unable to provide the standard information within 7 days, the standard information may be provided within 30 days from the receipt of the request, but the reason for the delay shall be notified to the person who requests for the standard information.

(4)	Methods of the standard information shall be online transmission, transmission by a booklet, and other methods, agreed by parties.

Article 41 (Reporting Offenses)

(1) Any person recognizing any of the offenses prescribed under Article 50(1) of the Act may report to the Korea Communications Commission of such act and request any measures prescribed under each of the subparagraphs of Article 52(1) of the Act to be taken.

(2) A person who wishes to make a report under paragraph (1) shall submit to the Korea Communications Commission documentation indicating each of the following:

1.	name (if a corporation, the name of the corporation and its representative) and address of the person making the report;

2.	trade name, or name (if a corporation, the name of its representative), and address of the person being reported;

3.	details of the offense; and

4.	measures necessary for addressing the offense.

(3) The Korea Communications Commission may, where it deems necessary, request that the documentation submitted to it under paragraph (2) be supplemented within a reasonable period.

(4) The details of handling procedures and methods concerning application, supplementation, prohibition and violation under paragraphs (1) through (3) shall be demined and announced by the Korea Communications Commission.

[Wholly amended on Feb. 28, 2012]

Article 42 (Types of and Criteria for Offenses)

(1) The types of, and criteria for, the offenses pursuant to Article 50(3) of the Act shall be as provided in Table 4 attached hereto.

(2) The Korea Communications Commission may, where it deems necessary for the purpose of applying to specific telecommunications fields or specific offenses, determine and issue public notification of the details concerning the types of, and criteria for, the offenses under paragraph (1).

[Wholly amended on Feb. 28, 2012]

Article 43

<Deleted by Enforcement Decree No. 22616 Oct. 1, 2010>

Article 44 (Measures Taken, etc. on Offenses)

The term “other matters prescribed under the Enforcement Decree of the Act” in Article 52(1)11 of the Act refers to each of the following:

1.	submission of a plan for implementing the provisions under Article 52(1)1-10 of the Act; and

2.	report on the results of the implementation of the provisions under Article 52(1)1-10 of the Act.

3.	Conservation of material necessary for the implementation of the provisions under Article 52(1)8 of the Act and report on damages incurred to the users.

[Wholly amended on Feb. 28, 2012]

Article 44-2 (Announcement of Corrective Order)

The details of contents and method of announcement about corrective order made under Article 52(1)8 shall be determined by the Korea Communications Commission.

[This Article Newly Inserted by Act No. 22616 Oct. 1, 2010]

Article 45 (Implementation Period of Corrective Orders)

The period by the end of which telecommunications business operators shall implement the corrective order issued by the Korea Communications Commission pursuant to Article 52(2) of the Act shall be as provided in Table 4 attached hereto.

[Wholly amended on Feb. 28, 2012]

Article 46 (Offenses Subject to Imposition of Penalties and Amount of Such Penalties, etc.)

(1) The classifications of offenses subject to imposition of penalties, the upper limit of such penalties and the criteria for imposition of such penalties pursuant to Article 53(1) of the Act shall be as provided in Table 6 attached hereto.

(2) The types of violation subject to fine under Article 53(2) of the Act, maximum fine amount and fine calculation method are set forth in Table 7.

[Wholly amended on Feb. 28, 2012]

Article 47 (Computation Methods of Penalties)

(1) The term “sales as prescribed under the Enforcement Decree of the Act” in the former part of text of Article 53(1) of the Act means the average annual sales for the 3 preceding fiscal years of the telecommunications services related to the offense committed by the relevant telecommunications business operator and the “sales as prescribed under the Enforcement Decree of the Act” in Article 53(2) of the Act means the average annual sales for the 3 preceding fiscal years of the telecommunications services related to the offense committed by the relevant telecommunications business operator; provided that, if, as of the first day of the applicable fiscal year, less than 3 years have elapsed since the commencement of the relevant business as of the first day of the relevant fiscal year, such term shall mean the sales of the period from the commencement of the relevant business until the last day of the preceding fiscal year, converted into annual average sales, or if the relevant business has been commenced in the applicable fiscal year, such term shall mean sales of the period from the commencement date of the relevant business until the date of commission of the offense, converted into annual sales.

(2) The term “the time prescribed under the Enforcement Decree of the Act” in the proviso of Article 53(1) of the Act means any of the following:

1.	where there has been no sales result due to such reasons as non-commencement or suspension of business; or

2.	where it is difficult to make an objective computation of sales.

Article 48 (Imposition and Payment of Penalties)

(1) The Minister of Science, ICT and Future Planning or the Korea Communications Commission shall, where it intends to impose penalties pursuant to Article 53 of the Act and subsequent to its investigation and verification of the relevant offense, notify, in writing, the person subject to such penalties of the fact of offense, the amount thereof and the method of, and the period for, raising objection thereto.

(2) A person who receives a notification under paragraph (1) shall pay the relevant penalties to a financial company designated by the Minister of Science, ICT and Future Planning or the Korea Communications Commission within 20 days from the date of receiving such a notification; provided that, if the person is unable to pay the penalties within such period due to a natural disaster or other unavoidable circumstances, the person shall pay the penalties within 7 days from the date on which said reason ceases to exist.

(3) A financial company in receipt of a payment of penalties under paragraph (2) shall deliver a receipt thereof to the person who paid the penalties.

[Wholly amended on Feb. 28, 2012]

Article 49 (Demand for Penalties)

(1) A demand for penalties pursuant to Article 53(6) of the Act shall be made in writing within 7 days from the date on which the payment deadline expires.

(2) Where a demand note is issued under paragraph (1), a deadline for payment of any penalties in arrear shall be within 10 days from the date on which such demand note is issued.

[Wholly amended on Feb. 28, 2012]

Article 50 (Services Subject To Prior Selection)

The “telecommunications services prescribed under the Enforcement Decree of the Act” in the latter part of Article 57(1) of the Act means the Long Distance Telephone Service.

<Amended by Enforcement Decree No. 22616 Oct. 1, 2010>

<The title of this Article amended on 2010.10.1>

Article 50-2 (Provision of Directory Assistant Service)

(1) Telecommunications business operators providing a directory assistant service pursuant to Article 60(1) of the Act may furnish any of the following information:

1.	name or trade name of the user;

2.	telephone number of the user; or

3.	address of the user up to Eup/Myeon/Dong or Road name address, under Article 3 subparagraph 1 through subparagraph 4 of the Road Name Address Act. Provided that the user subscribes to the service with the trade name, address of Eup/Myeon/Dong (including building name, apartment and flat number) or road name address, under Article 3 subparagraph 1 through 7 may be used.

(2) Telecommunications business operators shall obtain users’ consent to a directory assistant service through a method that can be used to verify as to whether such consent has been indeed given by the user, such as the user’s handwritten or electronic signature, and to prove at a later date that such consent has been given.

(3) Users may withdraw their consent given under paragraph (2) at any time, and telecommunications business operators shall, without any delay, take the necessary measures so that a directory assistance service shall not be provided with respect to such users who withdrew their consent; provided that, where the pertinent directory assistance service is provided through a written material, a user shall have to withdraw her consent at least 30 days prior to the print date of such written material for the withdrawal to take effect.

[Wholly amended on Feb. 28, 2012]

Article 51 (Unique identification Number Sharing Specialized Institute)

i.	A specialized Institute, appointed to efficiently share a unique international identification number of a handy terminal (hereinafter “unique identification number”), under Article 60-2, Paragraph 2 of the Act, shall establish the Integrated Control Center of unique identification number, and perform following duties:

1. Establishment and management of the information system to share unique identification number of handy terminal which is reported for loss, theft, or etc. (hereinafter “reported handy terminal”), with telecommunications service business operators who provide telecommunications service, by using frequencies, allocated under the Radio Wave Act (hereinafter “Integrated Control System of unique identification number”). 2. Support for provision of and enquiry into information to prevent usage of reported handy terminal.

3. Support for sharing of unique identification number with foreign governments, etc.

ii.	The telecommunications service business operator who provides telecommunication services with using frequencies, allocated under the Radio Wave Act, shall register the unique identification number of the reported handy terminal to the Integrated Control System of unique identification number. In case where the reporter requests for deregistration, the registered information shall be deleted.

iii.	The telecommunications service business operator who provides telecommunication service with using frequencies, allocated under the Radio Wave Act shall check whether or not the reported handy terminal accesses to the network via the Integrated Control System of unique identification number and shall prevent the reported handy terminal from providing telecommunication services.

iv.	The Minister of Science, ICT, and Future Planning may support for expense, necessary to establishment and management of the Integrated Control System of unique identification number, under Paragraph 1.

Chapter 5. Telecommunications Facilities and Equipment

<Amended by Enforcement Decree No. 22616 Oct. 1, 2010>

Article 51-2 (Report and Approval of Telecommunication Facilities Installation)

(1) A key communications business operator seeking to install or change material telecommunication facilities under the main body of Article 62(1) of the Act shall submit an installation or change application (including electronic application) and each of the following documentation (including electronic documentation) as attachment to the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

1. details of installation or change of telecommunication facilities (diagram of connection grid included); and

2. security plan for telecommunication facilities.

(2) A key communications business operator seeking to receive approval for telecommunication facilities installed under the proviso of Article 62(1) of the Act shall submit an installation approval application (including electronic application) and each of the following documentation (including electronic documentation) as attachment to the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

1. business plan

2. security plan for telecommunication facilities

3. domestic and international specifications and technological profile of the pertinent telecommunications facilities;

4. research status of the pertinent telecommunications facilities; and

5. agreement (if installed or used jointly with other domestic or international business operator).

(3) After receiving an application under paragraph (2), the Minister of Science, ICT and Future Planning shall notify the applicant of its decision within 15 days of the submission date after reviewing the items as below: <Amended on Mar. 23, 2013>

1.	validity of business plan;

2.	appropriateness of security plan for telecommunication facilities;

3.	suitability of domestic and international technology standards; and

4.	legality of agreement.

[Wholly amended on Feb. 28, 2012]

Article 51-3 (Investigation of Join Installation of Telecommunication Facilities)

The Minister of Science, ICT and Future Planning may investigate the following items required for a joint installation agreement between key communications business operators under Article 63(2) of the Act: <Amended on Mar. 23, 2013>

1. Each of the following items of the key communications business operators’ installation plan

A. type and specifications of the telecommunication facilities to be installed;

B.	installation area and installation interval

C.	installation period;

D.	technological prerequisites ,etc.

2.	telecommunication area and interval available for joint installation;

3.	plan for efficient joint installation of telecommunication facilities; and

4.	economic impacts from the join installation of telecommunication facilities,

[Wholly amended on Feb. 28, 2012]

Article 51-4 (Appointment of Expert Reviewing Institution)

(1) When the Minister of Science, ICT and Future Planning desires to delegate the investigation of the data required for a joint installation agreement between key communications business operators to an expert institution in the telecommunication industry, it shall appoint an expert institution that is deemed to have expertise, fairness and objectivity and make it carry out the investigation. <Amended on Mar. 23, 2013>

(2) When the Minister of Science, ICT and Future Planning appoints an expert institution for data investigation under paragraph (1), it will notify the relevant key communications business operators. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 51-5 (Recommendation of Joint Installation of Telecommunication Facilities)

(1) In the event the Minister of Science, ICT and Future Planning recommends joint installation of telecommunication facilities to key communications business operator under Article 63(3) of the Act, such recommendation shall include specific telecommunication facilities to be installed, installation area, installation interval, installation period. <Amended on Mar. 23, 2013>

(2) A key communications business operator requesting a joint installation of telecommunication under Article 64(4)1 shall submit each of the following documentation to the Minister of Science, ICT and Future Planning: <Amended on Mar. 23, 2013>

1. plan for the joint installation of telecommunication facilities;

2. economic impact of the joint installation of telecommunication facilities

3. matters not yet agreed with the key communications business operator participating in the joint installation of telecommunication facilities and proposed solutions

(3) A key communications business operator that has received a recommendation for joint installation of telecommunication facilities shall notify the Minister of Science, ICT and Future Planning on whether it is accepting the recommendation and, if it is being rejected, reason for such rejection within 21 days from the receipt of such recommendation. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 51-6 (Report of proprietary telecommunication facilities)

(1) A person desiring to install proprietary telecommunication facilities under Article 64 of the Act shall submit to the Minister of Science, ICT and Future Planning at least 21 days prior to the start of such installation a proprietary telecommunication installation application (including electronic application) including all of the following with blueprints of the installation attached. <Amended on Mar. 23, 2013>

1.	applicant

2.	type of business

3.	purpose of installation

4.	electronic communication method

5.	installation site

6.	overview of telecommunication facilities

7.	operation or expected date of facilities

(2) The “material items specified in the Enforcement Decree of the Act” in the bottom text of the Article 64(1) of the Act means items under paragraphs (1)2 to (6).

(3) If a person who reported the installation of proprietary telecommunication facilities seeks to amend items in paragraph (2) shall submit to the Minister of Science, ICT and Future Planning an modification application (including electronic application) with blue prints (including a comparison of pre- and post-modification) of installation proprietary telecommunication facilities at least 21 days prior to the effective date of such modification (in case of modification to any of paragraph (1)4 through (6), the start date of construction regarding such modification). <Amended on Mar. 23, 2013>

(4) Upon receiving an installation or installation modification application under paragraph (1) or (3), the Minister of Science, ICT and Future Planning review the following: <Amended on Mar. 23, 2013>

1.	whether it satisfies technological standards under Article 28(2) of the Base Act on Broadcasting Communication Advancement

2.	whether the purpose and reason for installing telecommunication facilities is for the use of proprietary telecommunication

(5) The Minister of Science, ICT and Future Planning shall issue an installation/modification certificate if it concludes, after conducting a review, that all criteria under paragraph (4) are satisfied. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 51-7 (Confirmation of Installation)

(1) A person who filed an installation or modification application in regard to proprietary telecommunication facilities under Article 64(3) shall receive confirmation from the Minister of Science, ICT and Future Planning within seven days from the completion of installation or modification construction. <Amended on Mar. 23, 2013>

(2) A person desiring to receive confirmation of proprietary telecommunication facilities under paragraph (1) shall submit to the Minister of Science, ICT and Future Planning a proprietary telecommunication facilities confirmation application (including electronic application) with each of the following documentation (including electronic documentation) as attachment. <Amended on Mar. 23, 2013>

1. documentation showing that the construction was completed in satisfaction of the technological standards under Article 28(1) of the Base Act on Broadcasting Communication Advancement

2. documentation showing that the construction was completed in accordance with blue prints under Article 28(3) of the Base Act on Broadcasting Communication Advancement

3. copy of construction firm’s license

(3) After reviewing the application documents under paragraph (2), the Minister of Science, ICT and Future Planning may demand the applicant to submit additional information within a reasonable period of time for any of the following reasons: <Amended on Mar. 23, 2013>

1. in the case where any required document is missing; and

2. in the case where any entry in the application and attachments is vague.

[Wholly amended on Feb. 28, 2012]

Article 51-8 (Exemption from Proprietary Telecommunication Facilities Installation Application)

Under Article 64(4) of the Act, proprietary telecommunication facilities may be installed without filing an application in any of the following cases:.

1. proprietary telecommunication facilities consisting of main equipment and terminals within one building and its lot;

2. proprietary telecommunication facilities consisting of main equipment and terminals within two or more buildings and their lots owned by 1 person and whose shortest distance between them is shorter than 100 meters (excluding those buildings or lots separated by road or water stream); and

3. proprietary telecommunication facilities installed for police action and is used for less than 1 month.

[Wholly amended on Feb. 28, 2012]

Article 51-9 (Supply of Proprietary Telecommunication Facilities)

(1) A person who installed proprietary telecommunication facilities may provide excess capacity provided by the proprietary telecommunication facilities installed in the interval requested by a key communications business operator under Article 65(2) of the Act over his need to the key communications business operator.

(2) If the proprietary telecommunication facilities are provided to a key communications business operator under paragraph (1), the compensation for such supply shall not exceed the sum of the installation costs, maintenance expenses and investment return and shall be determined in accordance with the criteria announced by the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 51-10 (Standards for Cessation Order)

The standards for cessation order under Article 67(2) of the Act are set forth in Table 5-3.

[Wholly amended on Feb. 28, 2012]

Article 51-11 (Facilities subject to Public Space Needs)

The “facilities and areas specified under the Enforcement Decree of the Act” under Article 68(1)8 of the Act means each of the following:

1.	passenger car terminal under the Passenger Transport Service Act

2.	logistics terminal and logistics complex under the Act on the Development and Management of Logistics Facilities

3.	small and medium enterprise joint complex under the Small and Medium Enterprises Promotion Act

4.	tourist site or complex under the Tourism Promotion Act

5.	sewage path under the Sewerage Act

[Wholly amended on Feb. 28, 2012]

Article 51-12 (Adjustment for Public Space Needs)

(1) When the Minister of Science, ICT and Future Planning drafts a corrective plan upon the request under Article 68(5) of the Act, it shall solicit opinions from the head of relevant administrative bodies and the parties involved. <Amended on Mar. 23, 2013>

(2) When the Korea Communication Commission has drafted a corrective plan under paragraph (1), it shall notify the parties of such plan and recommend their adoption of the plan within a period it specifies which shall not be shorter than 30 days. <Amended on Mar. 23, 2013>

(3) When the parties adopt the corrective plan under paragraph (2), the Minister of Science, ICT and Future Planning shall draft a corrective agreement including the following items and have it executed by the parties. <Amended on Mar. 23, 2013>

1.	case number

2.	names and addresses of the parties, their representatives or agents

3.	reason for corrective adjustment

4.	provisions amended

5.	date of the agreement

[Wholly amended on Feb. 28, 2012]

Article 51-13 (Integrated Management of Telecommunication Facilities)

The case necessary for efficient management and operation of telecommunication facilities under Article 70(!) of the Act shall mean the case where efficiently managing and operating telecommunication facilities eliminates redundant investment in such telecommunication facilities.

[Wholly amended on Feb. 28, 2012]

Article 51-14 (Designation of Integrated Telecommunication Operator)

When the Minister of Science, ICT and Future Planning is to designate a key telecommunication business operator who may integrate and manage telecommunication facilities under Article 70(1) of the Act, it shall make such designation out of key telecommunication business operators providing telecommunication services in the region where such telecommunication facilities are located or its nearby regions after evaluating the following: <Amended on Mar. 23, 2013>

1.	human resources and organization

2.	facilities and equipments

3.	technological capacity

4.	capital structure

[Wholly amended on Feb. 28, 2012]

Article 51-15 (Items to be Covered in Integrated Management Plan)

The “items specified under the Enforcement Decree of the Act” in Article 70(3)3 of the Act mean the following:

1.	pricing of integrated telecommunication facilities

2.	managerial personnel of integrated telecommunication facilities

[This Article Newly Inserted by Act No. 22616 Oct. 1, 2010]

Article 51-16 (Purchase of Telecommunication Facilities)

(1) The sales price of telecommunication facilities under Article 71(2) of the Act shall be determined on the basis of a fair appraisal value provided by an appraiser under the Public Notice of Values and Appraisal of Real Estate Act, provided that such price may be determined by agreement between the parties if appraisal by an appraisal is not possible.

(2) The sales procedures of telecommunication facilities and payment mechanism under Article 71(2) of the Act shall be determined by the parties.

[This Article Newly Inserted by Act No. 22616 Oct. 1, 2010]

Article 52 (Designation of Alert Areas for Submarine Cable)

(1) A key communications business operator who wishes to apply for designation of alert areas for submarine cable under Article 79(3) of the Act shall submit to the Minister of Science, ICT and Future Planning documentation demonstrating each of the following: <Amended on Mar. 23, 2013>

1.	need to designate alert areas; and

2.	legs and width of the alert areas indicated by using coordinates of latitude and longitude.

(2) The Minister of Science, ICT and Future Planning may, where necessary for designation of alert areas for submarine cable, request additional information further to the documentation prescribed under paragraph (1) from any key communications business operator who applies for such designation. <Amended on Mar. 23, 2013>

(3) Upon receipt of the documentation submitted to it under paragraphs (1) and (2), the Minister of Science, ICT and Future Planning shall send such documentation to the heads of the relevant state administrative organs prescribed under Article 79(4) of the Act for consultation. <Amended on Mar. 23, 2013>

(4) Except under ordinary circumstances, the Minister of Science, ICT and Future Planning shall, within 60 days of the date of application for designation of an alert area for submarine cable, notify the key communications business operator making such application, and if such designation is approved, issue, without any delay, public notification of the newly designated alert area. <Amended on Mar. 23, 2013>

(5) Once the Minister of Science, ICT and Future Planning designates and issues public notification of a new alert area under paragraph (4), the key communications business operator who applied for such designation shall disclose the location of the new alert area on its website, etc., and may place buoys, etc. in the new alert area for marking purposes. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 52-2 (Inspection and Report of Telecommunication Facilities)

(1) The “cases necessary for the implementation of telecommunication policies specified under the Enforcement Decree of the Act” in Article 82(1) of the Act shall mean each of the following

1. in case where necessary for the implementation of telecommunication policies

2. in case where necessary for verifying the suitability of installation and management of telecommunication facilities 3. in case where necessary for securing communication channels in case of national emergency and disasters

(2) When an inspection is made pursuant to Article 82(1) of the Act, an inspection plan specifying inspection period, purpose and items shall be sent to the person who installed the telecommunication facilities being inspected at least 7 days prior to such inspection, provided that, the foregoing requirement is waived if necessary for emergency or for the purpose of preventing destruction of evidence which would thwart the purpose of inspection.

(3) A public servant carrying out the inspection under paragraph (2) shall carry evidence of his authority and show it to relevant parties and provide at the time of entrance a document stating the time and purpose of the entrance to relevant parties.

(4)

[Wholly amended on Feb. 28, 2012]

Chapter 6. Supplementary Provisions

Article 53 (Protection of Communication Secrets)

(1) Telecommunications business operators shall preserve the ledger of communications data supplied, prescribed under Article 83(5) of the Act, for a period of 1 year.

(2) Reports on, and notification of, the status of communications data supplied pursuant to Articles 83(6) and 83(7) of the Act respectively, must be provided within 30 days after the expiration of each half-year.

(3) An office dedicated to protection of communication secrets pursuant to Article 83(8) of the Act (the “Dedicated Office”) shall undertake to perform each of the following:

1.	oversee tasks related to communication secrets of users;

2.	regulate illegal or undue infringement of communication secrets of users by employees of telecommunications business operators or third parties;

3.	report on the present status of communications information supplied under Article 83(6) of the Act;

4.	furnish notification of the recordation in the ledger of communications data supplied under Article 83(7) of the Act;

5.	address complaints or opinions from users with respect to communication secrets;

6.	train the employees in charge of tasks connected with communication secrets; and

7.	any other matters necessary for protection of communication secrets of users.

(4) The Dedicated Office shall be based at the headquarters of each telecommunications business operator with the officers thereof in charge.

(5) An authorized signatory for application for communication data under Article 83(9) of the Act shall be either (i) a judge, a prosecutor or an investigatory entity (including, throughout this Enforcement Decree, a military investigatory body, the National Tax Service and regional tax services) (ii) a public official of Grade 4 or higher who belongs to an intelligence agency (including a public official of Grade 5 who is the head of an investigatory body or intelligence agency) or (iii) a public official who belongs to senior executive service; provided that, (x) with respect to the police or marine police, such authorized signatory shall be a public officer whose position is senior superintendent or higher (including a superintendent who is the head of a district policy agency) and (y) with respect to a military investigatory body, it shall be a military prosecutor or a person whose rank is lieutenant colonel or higher (including a major with respect to a military investigatory body at which a major is the commanding officer).

(6) The application for communication data prescribed under Article 83(9) of the Act shall clearly indicate the authorized signatory’s name and rank; provided that, with respect to intelligence agencies prescribed under Article 2(6) of the Regulation on Planning and Coordination of Information Security, only the title of the authorized signatory shall be indicated, and with respect to courts, the title and name of the authorized signatory shall be indicated.

[Wholly amended on Feb. 28, 2012]

Article 54 (Caller Identification, etc.)

(1) Telecommunications business operators may not impose charges on users who choose, pursuant to the proviso of Article 84(1) of the Act, not to allow their telephone numbers to be identified when making telephone calls.

(2) A person who wishes to be informed of the telephone number of the caller pursuant to Article 84(2)1 of the Act shall make a written request therefor to the pertinent telecommunications business operator with any of the following documentation demonstrating in detail that the person has been subjected to abusive language, threats or harassment over the telephone attached thereto:

1.	written records of the date, time and contents of threats, etc. over the telephone;

2.	voice records of threats, etc. over the telephone;

3.	documentation supporting that a crime report has been filed with the police in connection with threats, etc. over the telephone;

4.	documentation supporting that advice has been sought from a clinic with respect to the damages incurred from threats, etc. over the telephone;

5.	any other documentation equivalent or similar to those set forth in subparagraphs 1-4.

(3) “As prescribed under the Enforcement Decree of the Act” in Article 84(2)2 of the Act means where each of the following telephone services is used:

1.	to report international terror-related crime (111);

2.	to report crime (112);

3.	to report spies (113);

4.	to report cyber terror and seek advice in relation thereto (118);

5.	to report fire or seek emergency rescue (119);

6.	to report marine accidents or crime (122);

7.	to report smuggling (125); or

8.	to report drug offenders (127).

[Wholly amended on Feb. 28, 2012]

Article 55 (Restriction on and Suspension of Service)

(1) Where the Minister of Science, ICT and Future Planning issues, under Article 85 of the Act, an order to restrict or suspend the whole or part of the telecommunications business of telecommunications business operators, it may allow communications for undertaking the matter falling under each of the following in the order of their priority, in proportion to the scope and severity of the relevant restriction or suspension: <Amended on Mar. 23, 2013>

1.	top priority

(a)	national security;

(b)	military affairs and public security;

(c)	transmission of the civil defense alarm; and

(d)	electronic wave control;

2.	second priority

(a)	disaster relief;

(b)	telecommunications, navigation safety, weather, fire fighting, electricity, gas, water service, transportation and the press;

(c)	affairs of the State and local government, except for those mentioned in items (a) and (b); and

(d)	affairs of the foreign diplomatic missions and the organizations of the United Nations in Korea;

3.	third priority

(a)	affairs of the enterprises subject to resources control and the firms of defense industry; and

(b)	affairs of public institutions and medical institutions under the Act on the Management of Public Institutions; and

4.	forth priority: matters other than those listed in subparagraphs 1 through 3.

(2) The restriction or suspension on the telecommunication services under paragraph (1) shall be the least of those required for securing the important communications.

(3) A telecommunications business operator shall, in case where he restricts or suspends the whole or part of telecommunications services under paragraph (1), report the content thereof without delay to the Minister of Science, ICT and Future Planning. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 56 (Approval, etc. for International Telecommunications Services)

(1) The term “international telecommunications business as prescribed under the Enforcement Decree of the Act” in other provisions than as provided in subparagraphs of Article 86(2) of the Act means establishment and lease of satellite for the provision of international telecommunications service.

(2) A person who intends to obtain approval under other parts than as provided in subparagraphs of Article 86(2) of the Act shall submit the following documents to the Minister of Science, ICT and Future Planning: <Amended on Mar. 23, 2013>

1.	duplicate copy of written agreement or contract;

2.	comparative table between new and old agreements or contracts (limited to the cases where an application for modified approval is filed); and

3.	document certifying the fact that the agreements or contracts have been abrogated (limited to the cases where an application for approval of abrogation is filed).

4.	Business Plan (only applicable where the approval is applied for cross-border supply agreement of key telecommunications service under Article 87-1 of the Act.)

(3) In accordance of other parts than as provided in subparagraphs of Article 86 Paragraph 2, the Minister of Science, ICT, and Future Planning shall synthetically examine following provisions to approve the cross-border supply agreement of key telecommunications service, under Article 87 Paragraph 1.

1. Possibility to provide stable service

2. Effect on competition of domestic telecommunication market

3. Protection of users

(4) The “criteria specified by the Enforcement Decree of the Act” in the proviso of Article 86(3) means telecommunication business operators whose capital is less than 300 million won and who do not have an international calling identification number issued by the Korea Communication Commission.

[Wholly amended on Feb. 28, 2012]

Article 57 (Revocation of Approval for Agreement to Provide Transboundary Key Communications Services)

(1) The criteria for revocation of approval for agreements to provide transboundary key communications services and for suspension of provision of transboundary key communications services pursuant to Article 87(4) of the Act shall be as follows.

1.	first violation shall result in suspension of 6 months or less, or suspension of invitation of new users; and

2.	second violation shall result in revocation of approval.

(2) Upon revoking approval or ordering suspension, the Minister of Science, ICT and Future Planning shall issue public notification and notify the relevant telecommunications business operator in writing thereof. <Amended on Mar. 23, 2013>

[Wholly amended on Feb. 28, 2012]

Article 58 (Report on Statistics)

(1) The types of statistics telecommunications business operators must report to the Minister of Science, ICT and Future Planning pursuant to Article 88(1) of the Act are as follows. <Amended on Mar. 23, 2013>

1.	present status of telecommunications facilities, including those for exchange, transmission, wire and power per service;

2.	use records of telecommunications, including sales and times of use per service, period, distance stage, time zone, country (including the use records per foreign telecommunications business operator) and Calling Area and between Calling Areas;

3.	present status of telecommunications users, including the number of subscribers per service, city and province and Calling Area;

4.	information related to call volume, including (i) call volume between Calling Areas and per service, period, distance stage, time zone, city and province, country (including the call volume per foreign telecommunications business operator) and Calling Area and (ii) information on provision of facilities and equipment and on interconnection;

4-2. Materials, related to the Data usage: Materials, related to the Data usage, with respect to each technique method, period, time, traffic loading to the telecommunication equipment and facilities;

5.	information related to accounting, including a sales report prepared for each service and business provided; and

6.	aggregated issue amount of prepaid calling cards and use records of the Calling Areas (applicable only to specific communications business operators).

(2) The Minister of Science, ICT and Future Planning shall determine and publicly notify the preparation, format, submission method and reporting deadline of the relevant statistics under paragraph (1) and any other matters related thereto. <Amended on Mar. 23, 2013>

Article 59 (Submission of Documentation)

(1) Pursuant to Article 88(2) of the Act, key communications business operators and their shareholders shall submit to the Minister of Science, ICT and Future Planning each of the following: <Amended on Mar. 23, 2013>

4.	present status of the corporation’s outstanding shares (including, throughout this Article, equities);

5.	present shareholding (including, throughout this Article, equity investment ratios) status of shareholders owning the corporation’s outstanding shares (including, throughout this Article, equity investors) and their related parties;

6.	purpose of shareholding and reasons for the change (applicable only to shareholders of key communications business operators);

7.	date of acquiring the shares and details of capital used for such acquisition (applicable only to shareholders of key communications business operators);

8.	form of shareholding (applicable only to shareholders of key communications business operators); and

9.	documentation certifying any of the information set forth in subparagraphs 1-5.

(2) Business operators obliged to submit documentation under paragraph (1) shall submit such documentation to the Minister of Science, ICT and Future Planning by each of the following dates: <Amended on Mar. 23, 2013>

1.	A business operator who is a key communications business operator whose share certificates are listed on a stock exchange under Article 9(15)3 of the Financial Investment Services and Capital Markets Act: within 30 days from the date its shareholder registry is closed; or

2.	A business operator who is a key communications business operator not falling under subparagraph 1: by January 30 of each year.

[This Article Wholly Amended on Feb. 28, 2012]

Article 60 (Methods for Computing Penalties)

(1) The term “sales calculated under the conditions prescribed under the Enforcement Decree of the Act” in the former part of Article 90(1) of the Act means the annual average sales for 3 fiscal years immediately preceding of the telecommunications services by the relevant telecommunications business operator; provided that, where 3 years have not elapsed since the start of business as of the first day of the relevant fiscal year, it shall mean sales from the period from the start of the relevant business until the end of the immediately preceding fiscal year, converted into annual average sales; and where a business was started in the relevant fiscal year, it shall mean sales from the period from the date of starting the business until the date of an offense, converted into annual sales.

(2) The term “where it is prescribed under the Enforcement Decree of the Act” in the proviso of Article 90 (1) of the Act means the case falling under any of the following: <Amended by Enforcement Decree No. 22616 Oct. 1, 2010>

1.	where there exists no business record due to a failure of starting a business or a suspension of business, etc.;

2.	where a telecommunications business operator has refused to submit the data for computing sales or has submitted false data; or

3.	other cases where it is difficult to compute the amount of objective sales.

[This Article Wholly Amended on Feb. 28, 2012]

Article 61 (Offenses Subject to Imposition of Penalties and Amount of Penalties, etc.)

(1) Classifications of offenses subject to the imposition of a penalty and the amount of a penalty under Article 90(1) of the Act shall be as provided in Table 9 attached hereto.

(2) The types of violation subject to fine under Article 90(2) of the Act and fine amounts are set forth in Table 10.

(3) In determining the amount of penalties under paragraph (1) or (2), the Minister of Science, ICT and Future Planning may increase or decrease such amount by up to 50% after taking the following items into consideration, provided that even in case of increase, the total penalty amount cannot exceed the maximum penalty amount specified under Article 90(1) or (2) of the Act. <Amended on Mar. 23, 2013>

1.	the peculiarities of providing telecommunications services

2.	the severity and frequency of each offense.

3.	willfulness of violation

4.	reason and contents of violation

5.	prior penalties received for violation of law

(4) The provisions under Articles 48 and 49 hereof shall apply mutatis mutandis to the imposition, payment and demand of penalties under Article 90 of the Act.

[This Article Wholly Amended on Feb. 28, 2012]

Article 62 (Extension of Payment Due Date, and Installment Payment, of Penalties)

(1) A person who intends to extend the payment due date of a penalty or pay it in installments under Article 91 of the Act shall make an application to the Minister of Science, ICT and Future Planning or the Korea Communications Commission along with the document certifying grounds of the extension of payment due date or the payment in installments not later than 10 days prior to the relevant due date of payment. <Amended on Mar. 23, 2013>

(2) The term “amount as prescribed under the Enforcement Decree of the Act” in Article 91(1) of the Act means either the amount equal to the sales under Article 47 multiplied by 1%, or 300 million won.

(3) The extension of the payment due date of a penalty under Article 91 of the Act shall not exceed 1 year from the day immediately following said payment due date.

(4) When making installment payments under Article 91 of the Act, each of the intervals between the respective installment payment due dates shall not exceed 4 months, and the frequency of installments shall not exceed three times. <Amended by Enforcement Decree No. 22616 Oct. 1, 2010>

(5) The Minister of Science, ICT and Future Planning or the Korea Communications Commission may, if a person liable for a payment of a penalty for whom the payment due date has been extended or installment payments have been permitted under Article 91 of the Act comes to fall under any of the following, revoke such extension of payment due date, or the decision to allow such installment payments, and collect it in a lump sum: <Amended on Mar. 23, 2013>

1.	where the person fails to pay a penalty for which the payment in installments has been decided, within the payment due date thereof;

2.	where the person fails to implement an order necessary for a change of security or other security integrity, which is given by the Minister of Science, ICT and Future Planning or the Korea Communications Commission; or

3.	where it is deemed that the whole or remainder of a penalty is uncollectible, such as the compulsory execution, commencement of auction, adjudication of bankruptcy, dissolution of a juristic person or dispositions on national or local taxes in arrears, etc.

[This Article Wholly Amended on Feb. 28, 2012]

Article 63 (Classification and Appraisal, etc. of Securities)

The provisions of Articles 29 through 34 of the Framework Act on National Taxes, and of Articles 13 through 17 of its Enforcement Decree shall apply mutatis mutandis to the provision of security under Article 91 of the Act.

[This Article Wholly Amended on Feb. 28, 2012]

Article 64 (Important Communications)

(1) The term important communications in Article 92(2)3 of the Act means: <Amended on Mar.23, 2013>

1.	business telecommunications related to the national security, military affairs, public peace and order, civil defense alarm transmission and radio wave control; or

2.	other communications publicly notified by the Minister of Science, ICT and Future Planning in order to efficiently perform the State affairs.

[This Article Wholly Amended on Feb. 28, 2012]

Article 65 (Delegation of Authority)

The Minister of Science, ICT and Future Planning shall delegate the authority falling under any of the following to the Director General of the Central Radio Management Office pursuant to Article 93 of the Act: <Amended on Mar.23, 2013>

1.	registration and imposition of registration criteria of specific communications business under Article 21 of the Act;

2.	acceptance of a report on the value-added communications business under the text of Article 22(1) of the Act;

3.	registration and imposition of registration criteria of the special types of value-added telecommunications business under the text of Article 22 (2) and (3) of the Act;

4.	a modified registration for the specific communications business and for the special types of value-added telecommunications business, and acceptance of a modified report for value-added communications business, under Article 23 of the Act;

5.	acceptance of a report on the transfer or takeover of a specific communications business or a value-added communications business, and on the merger or succession of a juristic person, under Article 24 of the Act;

6.	acceptance of a report on the suspension or discontinuation of a specific communications business or a value-added communications business, and on the dissolution of a juristic person under Article 26 of the Act;

7.	order to cancel registration of or suspend a specific communications business under Article 27(1) of the Act;

8.	order to closedown a value added communications business or to cancel registration of or suspend the special types of value-added telecommunications business under Article 27(2) of the Act;

9.	acceptance of installation and modification applications concerning proprietary telecommunication facilities under Article 64(1) of the Act

10.	confirmation of installation and amendment constructions concerning proprietary telecommunication facilities under Article 64(3)

11.	order to handle telecommunications business or connect with other telecommunication facilities given to the persons who installed proprietary telecommunication facilities under Article 66(1) of the Act

12.	order to correct given to the persons who installed proprietary telecommunication facilities under Article 67(1) of the Act

13.	order to cease usage of, modify/repair or take other measures in regard to proprietary telecommunication facilities under Article 67(2) and (3)

14.	permission for a felling or transplanting of the plants under the former part of Article 75 (3) of the Act;

15.	inspection of and demand for reports from persons who have installed telecommunication facilities under Article 82(1) of the Act

16.	telecommunication facilities removal or other corrective order under Article 82(2) of the Act

17.	acceptance of applications by specific communication business operators for agreements on settlement of charges for international telecommunication services under Article 86(3) of the Act

18.	hearing on the order to cancel registration of a specific communications business or to closedown a value-added communications business under Article 89(2) and (3) of the Act;

19.	imposition and collection of surcharge under Article 90 of the Act and permission for extension of time limit for payment of and payment in installment of such surcharge under Article 91 of the Act, except against a key communications business operator;

20.	correction order under Article 92(1) of the Act, except against a key communications business operator;

21.	order to suspend the provision of telecommunications service or to remove telecommunications facilities under Article 92(3) of the Act, except against a key communications business operator;

22.	imposition and collection of surcharge under Article 104 of the Act, except against a key communications business operator.

[This Article Wholly Amended on Feb. 28, 2012]

Article 65-2 (Processing of Unique Identifier Information)

(1) The Minister of Science, ICT and Future Planning, including those who hold the authority delegated by the Minister of Science, ICT and Future Planning under Article 65, or the Korea Communications Commission, may process data comprising resident registration numbers or foreigner registration numbers as defined under Article 19 (1) or (4) of the 「Enforcement Decree of Personal Data Protection Act」 if processing of such is required in order to perform the following operations: <Amended on Mar. 23, 2013>

1.	those relevant to granting a license for a key communications business under Article 6 of the Act;

2.	those relevant to granting a modified license for a key communications business under Article 16 of the Act;

3.	those relevant to approval or report of takeover or merger of a key communications business under Article 18 of the Act;

4.	those relevant to approval of suspension or closedown of a key communications business under Article 19 of the Act;

5.	those relevant to registration of a specific communications business under Article 21 of the Act;

6.	those relevant to report and registration of a value-added communications business under Article 22 of the Act;

7.	those relevant to modified registration of a specific communications business or to modified report and registration of a value-added communications business under Article 23 of the Act;

8.	those relevant to report of transfer or takeover of a specific communications business or a value-added communications business under Article 24 of the Act;

9.	those relevant to report of dissolution of a juristic person or of suspension or closedown of a specific communications business or a value-added communications business under Article 26 of the Act;

10.	those relevant to ruling of the Minister of Science, ICT and Future Planning under Article 45 of the Act;

11.	those relevant to report and authorization of telecommunications facilities installation under Article 62 of the Act;

12.	those relevant to report or modified report of proprietary telecommunications facilities installation and to confirmation of installation or modification of such under Article 64 of the Act; and

13.	those relevant to extension of time limit of payment of penalty surcharge and payment in installments under Article 91 of the Act.

(2) The head of pre-selection registration center, prescribed in Article 57 Paragraph 3 of the Act, may dispose materials, including resident registration or foreigner registration number under Article 19 Subparagraph 1 or 4 of the Enforcement Decree of the Personal Information Protection Act, if necessary to register pre-selection or to modify thereto.

(3) The head of number portability management institution, prescribed in Article 58 Paragraph 4 of the Act, may dispose materials, including resident registration or foreigner registration number under Article 19 Subparagraph 1 or 4 of the Enforcement Decree of the Person Information Protection Act, if necessary to register number portability and to modify thereto.

[This Article Newly Inserted by No. 23488 (Enforcement Decree of the Act on Submission and Management of Taxation Materials for Establishment of Legal Basis for Processing of Sensitive Information and Unique Identifier Information), January 6, 2012]

Article 65-3 (Review of Regulations)

The Minister of Ministry of Science, ICT and Future Planning shall take measures (improvements, etc.) on each of the following matters after reviewing feasibility thereof every three years (before the same day as the base date by every three years) calculated based on the base date provided in each of the following subparagraphs:

1.	Submission of the report on actual results of the provision of universal services under Article 4: January 1, 2014.

2.	Matters mentioned regarding operators granted license or modification of license under Article 12: January 1, 2014.

3.	Attachments to the approval application for transfer, merger, etc. under Article 20: January 1, 2014.

4.	Registration requirements for the specific communications business under Article 28: January 1, 2014.

5.	Reporting documentations of the value-added communications business, matters mentioned regarding a special type of value-added telecommunications business operator in the registry and registration requirements for the special type of value-added telecommunications business operator: January 1, 2014.

6.	Matters registered or reported regarding the value-added communications business under Article 31: January 1, 2014.

7.	Scope of the services subject to approval of terms of use under Article 34: January 1, 2014.

8.	Attachments to report and approval of telecommunication facilities installation and matters to be considered regarding telecommunication facilities under Article 51-2: January 1, 2014.

9.	Matters mentioned in the proprietary telecommunication application and matters to be reviewed upon receiving installation or installation modification application under Article 51-6: January 1, 2014.

10.	Order of priority of restriction or suspension of the telecommunications business under Article 55: January 1, 2014.

11.	Types of reports on statistics under Article 58: January 1, 2014.

[This Article Newly Inserted on Dec. 30, 2013]

Chapter 7. PENAL PROVISIONS <Newly Inserted by Act No. 22616 Oct. 1, 2010>

Article 66 (Imposition Criteria for Fine)

The imposition criteria for fine imposed under Article 104(1) through (4) of the Act are set forth in Table 11.

[This Article Wholly Amended on Feb. 28, 2012]

ADDENDA <Enforcement Decree No. 22616, Jan. 4, 2011>

Article 1 (Enforcement Date) This Decree shall take effect on the date of announcement.

Article 2 and Article 6 Omitted.

Article 8 (Amendments to Other Laws)

The Enforcement Decree of the Telecommunication Business Act shall be amended as follows. In Article 21, “Article 3(8) to (10) of the Regulation on Technological Standard for Telecommunication Facilities” shall be replaced with “Article 3(1)8 to 10 of the Regulation on Technological Standard for Broadcasting Telecommunication Facilities.

ADDENDA <No. 23293, Nov. 14, 2011>

Article 1 (Enforcement Date) This Decree shall take effect on November 20, 2011.

Article 2 (Exception for Issuance of Registration Certificate) Notwithstanding the amended provision of Article 29 (6), the time duration of issue of a registration certificate of a special type of value-added communications business for persons under Article 2 of the Addenda of the Telecommunications Business Act (No. 10656), as modified by partial amendment, may be extended up to thirty (30) days for once.

ADDENDA <No. 23488, Jan. 6, 2012 (Enforcement Decree of the Act on Submission and Management of Taxation Materials for Establishment of Legal Basis for Processing of Sensitive Information and Unique Identifier Information)>

Article 1 (Enforcement Date) This Decree shall take effect on the date of announcement (conditions omitted).

Article 2 Omitted.

ADDENDA <No. 23642, Feb. 28, 2012>

Article 1 (Enforcement Date) This Decree shall take effect on the date of announcement.

Article 2 (Application of Modified Registration of Terms of Use) The amended provision of Article 31 shall be applied to modifications of terms of use made after the enforcement of this Decree.

Table 1 Criteria for revocation of permits, cancellation of registration and suspension or discontinuation of business (relevant to Article 25 (1))

Table 2 Registration requirements for a specific communications business (relevant to Article 28)

Table 3 Reporting procedures of a special type of value-added communications business (relevant to Article 29 (9))

Table 4 Types of and criteria for offenses (relevant to Article 42 (1))

Table 5 Implementation period of corrective orders (relevant to Article 45)

Table 6 Upper limit of penalties imposed on offenses and criteria for imposition thereof, classified by types of offenses (relevant to Article 46 (1))

Table 7 Maximum fine amount and fine calculation method for types of violation subject to fine under Article 53(2) (relevant to Article 46 (2))

Table 8 Standards for cessation order (relevant to Article 51-10)

Table 9 Amount of penalties imposed on offenses, classified by types of offenses (relevant to Article 61 (1))

Table 10 Amount of penalties imposed on offenses, classified by types of offenses (relevant to Article 61 (2))

Table 11 Imposition criteria for fine (relevant to Article 66)

ADDENDA <No. 24445, Mar. 23, 2013>

Article 1 (Enforcement Date) This Decree shall take effect on the date of promulgation.

Article 2 and Article 3 Omitted

Article 4 (Amendments to Other Laws) through omitted.

The Enforcement Decree of the Telecommunication Business Act shall be amended as follows. In parts of Subparagraph 1 of Paragraph 2 of Article 2 excluding each Items, Item A of Subparagraph 2 of the same Paragraph, latter part of Subparagraph 8 of Paragraph 3 excluding each Items falling under the of Subparagraph 8 of Paragraph 3, Subparagraph 1 of Paragraph 1 of Article 5, content/proviso of Paragraph 2 of Article 6, Subparagraph 2 of Paragraph 3 & Paragraph 5 of the same Article, Subparagraph 4 of Article 8, Subparagraph 3 of Paragraph 2 of Article 9, Subparagraph 3 of Article 14, Paragraph 3 of Article 15, Paragraph 2 of Article 19, Subparagraph 1 of Paragraph 1 of Article 29, Subparagraph 1 of Paragraph 1 of Article 34, Paragraph 3 of the same Article, Subparagraph 4 of Paragraph 1 of Article 37-2, Paragraph 3 & 6 of the same Article, Paragraph 1 & 2 of Article 39, Subparagraph 1 of Paragraph 1 of Article 39-2, Paragraph 1 of Article 39-3, proviso of parts of Paragraph 1 of Article 40 excluding each Subparagraphs, Paragraph 1 of Article 51-5, parts of Paragraph 4 of Article 51-6 excluding each Subparagraphs, Paragraph 2 of Article 51-9, Paragraph 5 of Article 52, Paragraph 3 of Article 56, Paragraph 2 of Article 58, and Subparagraph 2 of Paragraph 1 of Article 64, the “Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning.”

In Paragraph 1 of Article 3, Paragraph 1 & 3 of Article 4, Paragraph 2 of Article 10, parts of Paragraph 1 of Article 12 excluding each Subparagraphs, Paragraph 2 & 4 of Article 15, Paragraph 1, 3 & 5 of Article 18, Paragraph 9 & 10 of Article 20, Paragraph 3 of Article 25, content of Paragraph 2 of Article 26, parts of Paragraph 1 of Article 27 excluding each Subparagraphs, former part of Paragraph 2 of the same Article, Paragraph 3 to 5 of Article 29, parts of Paragraph 6 of the same Article excluding each Subparagraphs, Paragraph 3 of Article 31, content of Paragraph 4 of the same Article, content of Paragraph 4 of Article 32, paragraph 5 of the same Article, content of paragraph 2 of Article 34, Paragraph 3 of Article 38, Paragraph 3 of Article 39, Paragraph 2 of Article 39-2, Paragraph 2 of Article 39-3, Paragraph 2 & 4 of Article 40, parts of Paragraph 3 of Article 51-2 excluding each Subparagraphs, parts of Article 51-3 excluding each Subparagraphs, Paragraph 1 & 2 of Article 51-4, Paragraph 5 of Article 51-6, parts of Paragraph 3 of Article 51-7 excluding each Subparagraphs, Paragraph 1 & 2 of Article 51-12, parts of Paragraph 3 of the same Article excluding each Subparagraphs, parts of Article 51-14 excluding each Subparagraphs, Paragraph 2 to 4 of Article 52, parts of Paragraph 1 of Article 55 excluding each Subparagraphs, Paragraph 2 of Article 57, content of parts of Paragraph 3 of Article 61 excluding each Subparagraphs, and parts of Article 65 excluding each Subparagraphs, the “Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning.”

In Paragraph 2 of Article 3, paragraph 2 of Article 4, parts of Paragraph 1 of Article 10 excluding each Subparagraphs, Paragraph 2 of Article 12, parts of Paragraph 1 of Article 15 excluding each Subparagraphs, Paragraph 3 of the same Article, Paragraph 1 of Article 19, parts of Paragraph 1 of Article 20 excluding each Subparagraphs, parts of Paragraph 2 of the same Article excluding each Subparagraphs, parts of Paragraph 3 of the same Article excluding each Subparagraphs, parts of Paragraph 4 of the same Article excluding each Subparagraphs, parts of Paragraph 5 of the same Article excluding each Subparagraphs, parts of Paragraph 7 of the same Article excluding each Subparagraphs, parts of Article 22 excluding each Subparagraphs, parts of Article 24 excluding each Subparagraphs, parts of Paragraph 1 of Article 26, Paragraph 3 of Article 27, parts of Paragraph 1 of Article 29 excluding each Subparagraphs, parts of Paragraph 2 of the same Article excluding each Subparagraphs, Paragraph 7 of the same Article, Paragraph 2 of Article 30, Paragraph 2 of Article 31, parts of paragraph 1 of Article 32, parts of Paragraph 2 of the same Article excluding Subparagraphs, Paragraph 3 of the same Article, content of Paragraph 1 of Article 33, Paragraph 2 of the same Article, Paragraph 3 of Article 34, parts of Article 35 excluding each Subparagraphs, content of parts of Paragraph 1 of Article 37-2 excluding each Subparagraphs, parts of Paragraph 1 of Article 39-2 excluding each Subparagraphs, content of parts of Paragraph 1 of Article 40 excluding each Subparagraphs, parts of Paragraph 1 of Article 51-2 excluding each Subparagraphs, parts of Paragraph 2 of the same Article excluding each Subparagraphs, parts of Paragraph 2 of Article 51-5 excluding each Subparagraphs, Paragraph 3 of the same Article, parts of Paragraph 1 of Article 51-6 excluding each Subparagraphs, Paragraph 3 of the same Article, parts of Paragraph 2 of Article 51-7 excluding each Subparagraphs, parts of Paragraph 1 of Article 52 excluding each Subparagraphs, paragraph 3 of Article 55, parts of Paragraph 2 of Article 56 excluding each Subparagraphs, parts of Paragraph 1 of Article 58 excluding each Subparagraphs, parts of Paragraph 1 of Article 59 excluding each Subparagraphs, and parts of Paragraph 2 of the same Article excluding each Subparagraphs, the “Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning.”

Subparagraph 2, 5 and 6 of Paragraph 1 of Article 16 shall be as follows:

2. the Ministry of Foreign Affairs

5. the Ministry of Security and Public Administration

6. the Ministry of Trade, Industry and Energy

In Paragraph 5 of Article 17, the “Korea Communications Commission” shall be replaced with the “Ministry of Science, ICT and Future Planning.”

In the latter part of Subparagraph 3 of Paragraph 2 of Article 37-2 and Paragraph 1 of Article 51-7, the “Korea Communications Commission” shall be replaced with the “Ministry of Science, ICT and Future Planning,” respectively.

In the latter part of Subparagraph 4 of Paragraph 2 of Article 37-2, “financial statements and other materials specified by the Korea Communications Commission shall be provided to the Korea Communications Commission” shall be replace with “financial statements and other materials specified by the Minister of Science, ICT and Future Planning shall be provided to the Minister of Science, ICT and Future Planning.”

In Paragraph 1 of Article 48, content of Paragraph 2 of the same Article, Paragraph 1 of Article 62, parts of Paragraph 5 of the same Article excluding each Subparagraphs, and Subparagraph 2 of the same Paragraph, the “Korea Communications Commission” shall be replaced with the “Ministry of Science, ICT and Future Planning or the Korea Communications Commission,” respectively.

In Paragraph 3 of Article 51-5, the “Korea Communications Commission” shall be replaced with the “Ministry of Science, ICT and Future Planning or the Korea Communications Commission.”

In parts of Article 65-2 excluding each Subparagraphs, the “Korea Communications Commission, including those who hold the authority delegated by the Korea Communications Commission under Article 65, or the Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning, including those who hold the authority delegated by the Minister of Science, ICT and Future Planning under Article 65, or the Korea Communications Commission.”

Parts of requirements for registration under Subparagraph 3 of Asterisk 2 excluding 1) to 5) of Item C, “to the Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning,” and in Item E of the same requirements for registration, the “Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning.”

In Item B of the same requirements for registration of Subparagraph 5 of Asterisk 3, the “Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning.”

Item A of Subparagraph 1 of Asterisk 7, Item B (1)) of Subparagraph 2 of the same Asterisk, and Subparagraph 3 of the same Asterisk, the “Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning.”

In the content of Item B of Subparagraph 1 of Asterisk 11, the “Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning or the “Korea Communications Commission,” and in Item E of violating acts under Subparagraph 2 of the same Asterisk, the “Korea Communications Commission” shall be replaced with the “Minister of Science, ICT and Future Planning.”

to Omitted.